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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

NUPATHE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of 2012 Annual Meeting of Stockholders
and Proxy Statement

Meeting Date
June 7, 2012

227 Washington Street, Suite 200
Conshohocken, PA 19428

 NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

The 2012 Annual Meeting of Stockholders (the "Annual Meeting") of NuPathe Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. Eastern Daylight Time on Thursday, June 7, 2012, at the Residence Inn by Marriott, 191 Washington Street, Conshohocken, Pennsylvania 19428, for the following purposes:

    1.
    To elect seven directors to serve until the Company's 2013 annual meeting of stockholders;

    2.
    To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2012; and

    3.
    To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Company's Board of Directors has fixed the close of business on April 9, 2012 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. You may vote over the Internet, by telephone or by mail by following the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors,
MICHAEL F. MARINO
Vice President, General Counsel and Secretary

April 20, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 7, 2012: This Notice of 2012 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2011 Annual Report are available at: https://materials.proxyvote.com/67059M.

227 Washington Street, Suite 200
Conshohocken, PA 19428

 PROXY STATEMENT

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of NuPathe Inc. (referred to in this Proxy Statement as "NuPathe," the "Company," "we," "us" or "our") is soliciting your proxy to vote at the Company's 2012 Annual Meeting of Stockholders (referred to in this Proxy Statement as the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on Thursday, June 7, 2012, at the Residence Inn by Marriott, 191 Washington Street, Conshohocken, Pennsylvania 19428. The Company will pay the costs of this proxy solicitation. Proxies may be solicited on the Company's behalf by its directors, officers and employees in person or by telephone, fax or electronic mail, although no additional compensation will be paid by the Company for such efforts. The Company does not expect to engage a third party to assist it in the solicitation.

This Notice of 2012 Annual Meeting of Stockholders and Proxy Statement contains information regarding the proposals to be voted on at the Annual Meeting, the voting process, the compensation paid to our directors and most highly compensated executive officers, corporate governance matters and certain other information. The accompanying 2011 Annual Report contains information regarding our activities and financial performance during 2011, our future plans and objectives and certain other information. These materials (referred to in this Proxy Statement as the "proxy materials") are being distributed to stockholders for the first time on or about April 20, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 7, 2012: This Notice of 2012 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2011 Annual Report are available at: https://materials.proxyvote.com/67059M.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on Thursday, June 7, 2012, at the Residence Inn by Marriott, 191 Washington Street, Conshohocken, Pennsylvania 19428.

Who is entitled to vote at the Annual Meeting?

Our Board of Directors has established April 9, 2012 as the record date for the Annual Meeting. As of the close of business on April 9, 2012, there were 14,748,582 outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Only our "stockholders of record" at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. The names of stockholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting and, during the ten days prior to the Annual Meeting, at our principal executive office at the address set forth on the cover page of this Proxy Statement.

What is the difference between a "stockholder of record" and a "beneficial owner" of shares"?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions (referred to in this Proxy Statement as "Broadridge"), then you are considered a "stockholder of record" of those shares. In this case, your set of proxy materials has been sent to you directly by us and contains a proxy card. The proxy card contains instructions for voting by proxy.

Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, trust or similar organization, then your shares are likely registered in the name of that organization or other nominee rather than in your name. If your shares are not registered directly in your name, then you are considered the "beneficial owner" of such shares and the organization or nominee holding your shares is considered the "stockholder of record." Most NuPathe stockholders hold their shares as a "beneficial owner." In this case, your set of proxy materials has been forwarded to you by the organization or nominee holding your shares and contains a voting instruction card (instead of a proxy card). The voting instruction card contains instructions for directing the organization or nominee as to how to vote the shares held in your account.

How can I vote my shares in person at the Annual Meeting?

If you are a "stockholder of record," you may vote the shares registered in your name in person at the Annual Meeting. If you are a "beneficial owner" of shares, you must obtain a "legal proxy" from the organization or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you are a "stockholder of record" or a "beneficial owner" of shares, you may direct how your shares are voted without attending the Annual Meeting. If you are a "stockholder of record," you may vote by proxy over the Internet, by telephone or by mail by following the instructions contained on

NuPathe Inc. Proxy Statement -- 1

your proxy card. If you are a "beneficial owner" of shares, you may also vote by proxy over the Internet, by telephone or by mail by following the instructions contained on your voting instruction card. If you hold your shares of NuPathe common stock in multiple accounts, you may receive more than one proxy card and/or voting instruction card. In that case, you should vote your shares as described on each proxy card and/or voting instruction card.

  •
  Voting Over the Internet or by Telephone.  If you elect to vote by proxy over the Internet or by telephone, you will need to have your proxy card or voting instruction card in hand when you vote. If you choose to vote over the Internet or by telephone, you do not have to return your proxy card or voting instruction card.

  •
  Voting By Mail.  If you elect to vote by proxy by mail, you must complete, sign and date the enclosed proxy card or voting instruction card and return it in the enclosed prepaid envelope. If you are a "stockholder of record" and you do not have the prepaid envelope, please mail your signed proxy card to NuPathe Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Internet and telephone voting for "stockholders of record" will be available up until 11:59 PM Eastern Daylight Time on June 6, 2012, and mailed proxy cards must be received by June 6, 2012 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

The voting deadlines and availability of Internet and telephone voting for "beneficial owners" will depend on the voting processes of the organization or nominee that holds your shares. Therefore, we urge "beneficial owners" to carefully review and follow the instructions contained on the voting instruction card and any other materials that you receive from that organization or nominee.

Can I change my vote and revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the taking of the vote at the Annual Meeting. If you are a "stockholder of record," you may change your vote of the shares registered in your name and revoke your proxy by:

  •
  making a valid, later-dated proxy vote (which automatically revokes the earlier proxy vote) using any of the methods described above and until the applicable deadline for each method (See – How can I vote my shares without attending the Annual Meeting?);

  •
  delivering written notice of revocation prior to the Annual Meeting to our Secretary at our principal executive office at the address set forth on the cover page of this Proxy Statement; or

  •
  attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not automatically revoke your proxy unless you vote your shares at the Annual Meeting or specifically request that your prior proxy be revoked by notifying the inspector of election at the Annual Meeting.

If you are a "beneficial owner" of shares, you may change your vote by following the instructions contained on your voting instruction card, or, if you have obtained a "legal proxy" giving you the right to vote your shares from the organization or nominee that holds your shares, by attending the Annual Meeting and voting in person.

NuPathe Inc. Proxy Statement -- 2

How can I attend the Annual Meeting?

The Annual Meeting will be held on June 7, 2012, at 9:00 a.m., Eastern Daylight Time, at the Residence Inn by Marriott, 191 Washington Street, Conshohocken, Pennsylvania 19428. To attend the Annual Meeting, you must be a "stockholder of record" as of April 9, 2012, or hold a "legal proxy" from a record date stockholder. If you are a "beneficial owner" of shares, you must bring proof of stock ownership as of April 9, 2012 (such as a copy of a brokerage statement). All stockholders may also be asked to present a current form of government-issued photo identification (such as a driver's license or passport). Cameras, recording equipment and other electronic devices will not be allowed in the Annual Meeting expect for use by the Company.

What is a "broker non-vote"?

If you are a "beneficial owner" of shares held by a broker, bank, trust or other nominee, you must instruct such organization or nominee as to how to vote your shares by following the instructions contained on your voting instruction card. If you do not provide voting instructions, your shares may not be voted on any proposal on which the organization or nominee does not have discretionary authority to vote under applicable stock exchange rules. This is called a "broker non-vote."

Generally, such organizations or nominee will have discretionary authority to vote your shares on the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2012 (Proposal No. 2), even if the organization or nominee does not receive voting instructions from you. However, such organizations and nominees generally do not have discretionary authority to vote your shares on the election of directors (Proposal No. 1), without instructions from you, in which case a "broker non-vote" will occur and your shares will not be voted on that matter.

How many shares must be present or represented to conduct business at the Annual Meeting?

A "quorum" is necessary to conduct business at the Annual Meeting. A quorum is established if the holders of a majority of all shares entitled to vote at the Annual Meeting are present at the Annual Meeting, either in person or by proxy. Abstentions and "broker non-votes" are counted as present for purposes of determining a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are the voting requirements to approve the proposals discussed in this Proxy Statement?

Proposal No. 1: Election of Directors. Votes may be cast: (i) FOR ALL nominees, (ii) WITHHOLD ALL nominees or (iii) FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy card (or voting instruction card). The seven nominees receiving the receiving the highest number of FOR votes will be elected to serve as directors until the Company's 2013 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Because the seven nominees receiving the highest number of FOR votes will be elected, WITHHOLD votes and "broker non-votes" will have no effect on the outcome of the election for directors.

Proposal No. 2: Ratification of the Selection of KPMG LLP as the Company's Independent Public Registered Accounting Firm for 2012. Votes may be cast: (i) FOR, (ii) AGAINST or (iii) ABSTAIN. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012. Abstentions are considered shares entitled to vote on this proposal, and thus will have the effect of an AGAINST vote. "Broker non-votes" will not occur in connection with this proposal because brokers, banks, trustee and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public

NuPathe Inc. Proxy Statement -- 3

accounting firms under stock exchange rules without specific instruction from the "beneficial owner" of such shares.

What are the voting recommendations of NuPathe's Board of Directors?

Our Board of Directors recommends that you vote your shares as follows:

Agenda Item		Board Recommendation
Proposal No. 1:	Election of Directors	FOR ALL
Proposal No. 2:	Ratification of the Selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2012	FOR

How will my shares be voted at the Annual Meeting?

All shares represented by valid proxies timely received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any proposal to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

If you are a "stockholder of record" and you sign and return a proxy card without giving voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement and as the persons named on your proxy card, Keith A. Goldan and Michael F. Marino (referred to in this Proxy Statement as the "proxy holders"), or either of them, may determine in his discretion with respect to any other matter properly presented for vote at the Annual Meeting.

If you are the "beneficial holder" of shares and you sign and return a voting instruction card without giving specific voting instructions on a proposal, then a "broker non-vote" will occur on Proposal No. 1. "Broker non-votes" will not occur in connection with Proposal No. 2 because brokers and other nominees have discretionary voting authority on this proposal.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If you return your signed proxy card (or voting instruction card) or vote over the Internet or by telephone and other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have the discretion to vote your shares on such matters in accordance with their judgment.

Who will count the votes?

A representative of Broadridge will tabulate the votes and act as the inspector of election at the Annual Meeting.

NuPathe Inc. Proxy Statement -- 4

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  •
  As necessary to meet applicable legal requirements;

  •
  To allow for the tabulation and certification of votes; and

  •
  To facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will with the Securities and Exchange Commission (referred to in this Proxy Statement as the "SEC") within four business days of the Annual Meeting. The Form 8-K will also be available through the "Investor Relations – SEC Filings" section of our website (www.nupathe.com). References to our website address in this Proxy Statement are intended to be inactive textual references only; our website is not part of this Proxy Statement.

What is "householding" and how does it affect me?

We have adopted a procedure, approved by the SEC, called "householding." Under this procedure, "stockholders of record" who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in "householding" will continue to receive separate proxy cards and/or voting instruction cards.

If you are eligible for "householding," but you and the other "stockholders of record" with whom you share an address currently receive multiple copies of the proxy materials, or if you hold NuPathe stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge by mail at 51 Mercedes Way, Edgewood, NY 11717, or by telephone at (800) 733-1121.

If you participate in "householding" and wish to receive a separate copy of the proxy materials, or if you do not wish to continue to participate in "householding" and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above. Upon receiving your written or oral request, we will promptly provide separate copies of the proxy materials.

If you are a "beneficial owner" of shares, you can request information about "householding" from the organization or nominee that holds your shares.

NuPathe Inc. Proxy Statement -- 5

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Annual Meeting, seven persons will be elected to serve as directors until the Company's 2013 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated the seven persons named below. Each of these nominees is currently a member of our Board of Directors. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxy holders may vote for a substitute nominee chosen by the present Board to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Biographical information, as of April 9, 2012, and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and Board to determine that each such nominee should serve as a director are discussed below.

Our Board recommends that stockholders vote FOR ALL on Proposal No. 1 to elect each of the nominees listed below as directors.

Director Nominees:

Wayne P. Yetter Director since 2010	Mr. Yetter has served as the Chairman of our Board of Directors since July 2010. Mr. Yetter has served as Chairman of the board of directors of ProActive for Patients Media, Inc., an early investment stage physician-to-patient messaging services company, since October 2009 and also served as its Chief Executive Officer from October 2009 to October 2010. From September 2005 through August 2008, Mr. Yetter served as Chief Executive Officer of Verispan, LLC, a healthcare information company serving pharmaceutical and biotechnology companies. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Yetter also founded Biopharm Advisory, LLC, a healthcare industry advisory firm, and served as its President from July 2003 through September 2005. From September 2003 through November 2004, Mr. Yetter served on the Advisory Board of Alterity Partners, a mergers and acquisition advisory firm. Prior to that, Mr. Yetter served as Chairman and Chief Executive Officer of Synavant, Inc., a customer relationship management and marketing services company focused on the pharmaceutical industry, Chief Operating Officer of IMS, President and Chief Executive Officer of Novartis Pharmaceutical Corp., the U.S. division of Novartis AG, and founding President and Chief Executive Officer of Astra Merck Inc. Mr. Yetter also held a variety of management and marketing roles at Merck and Pfizer. Mr. Yetter currently serves on the board of directors of EpiCept Corp., a publicly-traded specialty pharmaceutical company, InfuSystem Holdings, Inc., a publicly-traded provider of infusion pumps and related services, and Strategic Diagnostics Inc., a publicly-traded biotechnology company. Previously, Mr. Yetter also served on the board of directors of the following publicly-traded companies: Noven Pharmaceuticals, Inc., where he was Chairman, Synvista Therapeutics, Inc., Transkaryotic Therapies, Inc., where he was Chairman, Maxim Pharmaceuticals, Inc., and Matria Healthcare, Inc., where he was lead independent director. Mr. Yetter also served on the Executive Committee of PhRMA, the pharmaceutical industry association, from 1997 through 1999. Mr. Yetter holds a BA in biology from Wilkes University and an MBA from Bryant University. Age: 66.

NuPathe Inc. Proxy Statement -- 6

Key Attributes, Experience and Skills: Mr. Yetter has more than 40 years of pharmaceutical industry experience, including roles in management, marketing, operations and information services. This extensive experience makes him a valuable asset to our Board of Directors. Furthermore, Mr. Yetter's leadership abilities and experiences make him particularly well qualified to be our Chairman.
Michael Cola Director since 2006
Mr. Cola has served as one of our directors since December 2006 and served as Chairman of our Board of Directors from December 2006 through July 2010. From June 2005 to April 2012, Mr. Cola served as President, Specialty Pharmaceuticals at Shire plc, a global specialty pharmaceutical company. Prior to joining Shire, Mr. Cola served as Group President of Safeguard Scientifics, Inc., a holding company for growth stage technology and life sciences companies, and in a variety of positions at AstraZeneca and AstraMerck, including Vice President, Global Clinical Operations. Mr. Cola has also served on the board of directors of Clarient, Inc., a publicly-traded company. Mr. Cola holds a BA in biology and physics from Ursinus College and an MS in biomedical science from Drexel University. Mr. Cola has more than 20 years of international pharmaceutical industry experience. Age: 52.

Key Attributes, Experience and Skills: Mr. Cola's extensive expertise in pharmaceutical product development, commercialization and marketing, as well as his involvement in the development of public pharmaceutical companies, have provided him with a broad perspective on operations and make him a valuable asset to our Board of Directors.
Jeanne Cunicelli Director since 2006
Ms. Cunicelli has served as one of our directors since August 2006. Ms. Cunicelli has served as an Investment Partner at Bay City Capital LLC, a venture capital firm with a focus on the life sciences industry, since January 2004 (Bay City Capital is affiliated with Birchmere Ventures III, which beneficially owns approximately 8.8% of our common stock - see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Ms. Cunicelli joined Bay City Capital as a Consultant in 1997. Ms. Cunicelli is a member of the board of trustees at Carnegie Mellon University and serves on its Finance and Research Committee and Technology Committee. Ms. Cunicelli holds a BS in cognitive psychology from Carnegie Mellon University and an MBA from the University of San Francisco. Age: 45.

Key Attributes, Experience and Skills: Ms. Cunicelli's position with Bay City Capital has resulted in her gaining valuable experience in evaluating the financial performance and operations of companies in our industry, which makes her a valuable member of our Board of Directors.
William J. Federici Director since 2011
Mr. Federici has served as one of our directors since January 2011. Mr. Federici has served as Vice President and Chief Financial Officer of West Pharmaceutical Services, Inc., a publicly-traded global manufacturer of components and delivery systems for the pharmaceuticals, healthcare and consumer products industries, since August 2003. From June 2002 until July 2003, he was National Industry Director for Pharmaceuticals of KPMG LLP, a global audit, tax and advisory firm, and prior thereto, an audit partner with Arthur Andersen, LLP. From 2008 to 2009, Mr. Federici served as a director of Synvista Therapeutics, Inc. Mr. Federici is an Advisory Board Member of the Rutgers University School of Business, and a member of the Board of Trustees at Cancer Care of New Jersey. Mr. Federici holds a BA in Economics and an MBA in Professional Accounting from Rutgers University and is a Certified Public Accountant. Age: 52.

NuPathe Inc. Proxy Statement -- 7

Key Attributes, Experience and Skills: Mr. Federici's experience as a Chief Financial Officer of a global manufacturer of components and delivery systems for the pharmaceuticals, healthcare and consumer products industries and his more than 20 years of experience in public accounting for the pharmaceuticals industry makes him a valuable member of our Board of Directors.
Jane H. Hollingsworth Director since 2005
Ms. Hollingsworth is one of our founders and has served as a director and our Chief Executive Officer since January 2005. Prior to founding NuPathe, Ms. Hollingsworth co-founded and served as Executive Vice President, Secretary and General Counsel of Auxilium Pharmaceuticals, Inc., a specialty pharmaceutical company. Prior to co-founding Auxilium, Ms. Hollingsworth served as Vice President, Secretary and General Counsel of IBAH, Inc., a multinational contract research organization. Earlier in her career, Ms. Hollingsworth practiced law at the law firm of Montgomery, McCracken, Walker & Rhoads. Ms. Hollingsworth holds a BA from Gettysburg College and a JD from the Villanova University School of Law. Age: 53.

Key Attributes, Experience and Skills: Ms. Hollingsworth's legal background and widespread experience in the pharmaceutical industry provide significant expertise that she uses to advise our Board of Directors in evaluating regulatory, financial and other matters, which makes her a valuable member of our Board of Directors.
Gary J. Kurtzman, MD Director since 2006
Dr. Kurtzman has served as one of our directors since August 2006. Dr. Kurtzman has served as Senior Vice President at Safeguard Scientific, Inc., a holding company that builds value in growth-stage life sciences and technology companies, since January 2011 and prior to that as Vice President since joining Safeguard in June 2006 (Safeguard beneficially owns approximately 18.1% of our common stock -see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Dr. Kurtzman is also a Managing Director in Safeguard's Life Science Group. Previously, he served in a variety of roles at BioAdvance, a state initiative committed to funding early-stage life sciences companies, from July 2002 until June 2006, with his most recent position being Managing Director and Chief Operating Officer. From October 2008 to September 2011, Dr. Kurtzman served on the board of directors of Tengion, Inc., a publicly-traded biotechnology company. Dr. Kurtzman is a lecturer in health care management at The Wharton School at the University of Pennsylvania, where he teaches bioentrepreneurship. Dr. Kurtzman holds a BS from Stanford University, an MD from Washington University and completed post-doctoral training at the National Heart, Lung and Blood Institute and Stanford University. Age: 57.

Key Attributes, Experience and Skills: Dr. Kurtzman's strong background of service on the boards of directors of numerous biotechnology companies and his position as a managing director in an organization that provides capital to biotechnology companies make him a valuable member of our Board of Directors who will assist in the development of our growth strategy and business plans.

NuPathe Inc. Proxy Statement -- 8

Robert P. Roche, Jr. Director since 2010	Mr. Roche has served as one of our directors since July 2010. Mr. Roche has served as principal of Robert Roche Associates, LLC, a consulting firm focusing on the pharmaceutical and biotechnology industries, since February 2010. From January 1995 through February 2010, Mr. Roche served as the head of commercial operations at Cephalon, Inc., a global biopharmaceutical company. His most recent position at Cephalon, held from February 2005 through February 2010, was Executive Vice President, Worldwide Pharmaceutical Operations, in which capacity he oversaw several new product launches. Prior to that, Mr. Roche served in a variety of sales and marketing positions at SmithKline Beecham, a global pharmaceutical company. Mr. Roche has served on the board of directors of EKR Therapeutics, a privately-held specialty pharmaceutical company, since November 2011, and on the board of directors of Civitas Therapeutics, a privately-held biopharmaceutical company, since January 2012. Previously, Mr. Roche served on the board of directors of LifeCell Corporation, a publicly-traded medical device company focusing on tissue repair products, and from 2008 to 2011, on the board of directors of Intercept Pharmaceuticals, Inc., a privately-held pharmaceutical company focused on metabolic diseases. Mr. Roche currently serves as a Trustee of The Westtown School. Mr. Roche holds a BA in Spanish and history from Colgate University and an MBA from The Wharton School at the University of Pennsylvania. Age: 56.

Key Attributes, Experience and Skills: With more than 25 years of international pharmaceutical industry experience, Mr. Roche's extensive expertise in pharmaceutical product development, commercialization and marketing, his substantial experience in launching pharmaceutical products and his involvement in the development of public pharmaceutical companies make him a valuable member of our Board of Directors.

NuPathe Inc. Proxy Statement -- 9

 PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for 2012. This selection will be presented to stockholders for ratification at the Annual Meeting. KPMG LLP has served as our auditor since 2006. One or more representatives of KPMG LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

Although stockholder ratification of the selection of KPMG LLP is not required by our bylaws or otherwise, the Board believes that it is desirable to give our stockholders the opportunity to ratify this selection as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may or may not change, its selection of KPMG LLP as our independent registered public accounting firm for 2012. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

Fees Paid to KPMG LLP

Aggregate "Audit Fees" paid to KPMG LLP for services rendered during 2011 and 2010 were $264,500 and $902,014, respectively. These amounts consist of fees paid for professional services rendered with respect to annual audits and quarterly reviews of our financial statements, the issuance of a comfort letter in connection with our initial public offering in August 2010 and the issuance of consents in connection with registration statements we filed with the SEC. No other fees were paid to KPMG LLP in 2011 or 2010.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that requires it to pre-approve all services provided by the Company's independent registered public accounting firm and the fees for such services. The prior approval of our Audit Committee was obtained for all services provided by KPMG LLP in 2011 and 2010 and the fees for such services.

Our Board recommends that stockholders vote FOR on Proposal No. 2 to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2012.

OTHER MATTERS AND DISCRETIONARY VOTING AUTHORITY

Our Board of Directors is not aware of any other matters that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders will have authority to vote the shares represented thereby on such matters in accordance with their judgment.

NuPathe Inc. Proxy Statement -- 10

EXECUTIVE OFFICERS AND KEY EMPLOYEE

Biographical information regarding our executive officers and key employee, as of April 9, 2012, is set forth below. Each executive officer is appointed annually by our Board and serves until his or her successor is appointed and qualified, or until such individual's earlier resignation or removal.

Executive Officers:

Jane H. Hollingsworth Founder Chief Executive Officer since 2005	Please refer to the "Proposal No. 1 – Election of Directors" section of this Proxy Statement for Ms. Hollingsworth's biographical information.
Terri B. Sebree Founder President since 2005
Ms. Sebree is one of our founders and has served as our President since February 2005. Prior to founding our company, Ms. Sebree served as Senior Vice President, Development of Auxilium Pharmaceutcials, Inc., a specialty pharmaceutical company. Prior to joining Auxilium, Ms. Sebree served as Executive Vice President, U.S. Operations at IBAH, Inc., a multinational contract research organization. Prior to that, Ms. Sebree served in a variety of management roles with Abbott Laboratories for over nine years. Since 2008, Ms. Sebree has served as the Chief Executive Officer of Aerie Africa, a non-profit orphanage in Ethiopia. Ms. Sebree holds a BS from Texas A&M University. Age: 53.
Bart J. Dunn Vice President, Corporate Development & Licensing since 2011
Mr. Dunn has served as our Vice President, Corporate Development & Licensing since November 2011. From August 2006 to June 2011, Mr. Dunn served as Vice President, Business Development & Strategic Planning at Inspire Pharmaceuticals, where he oversaw all corporate development and licensing activities. Prior to that, Mr. Dunn served in a variety of management roles at Pfizer, Inc. for 16 years, including business development, corporate development, strategic planning and financial operations. Mr. Dunn holds a BBA from Pace University, an MBA from St. Joseph's University and is a Certified Public Accountant (CPA). Age: 53.
Keith A. Goldan Vice President and Chief Financial Officer since 2008
Mr. Goldan has served as our Vice President and Chief Financial Officer since November 2008. Previously, Mr. Goldan served as Chief Financial Officer of PuriCore plc, a medical technology company listed on the London Stock Exchange, from October 2004 through October 2008. Mr. Goldan also served as a member of PuriCore's board of directors. Prior to that, Mr. Goldan served as Vice President and Chief Financial Officer of Biosyn, Inc., a specialty pharmaceutical company, and in a variety of roles with ViroPharma Incorporated, Century Capital Associates, a specialty consulting firm with a focus on capital strategy for healthcare clients, and the Healthcare & Life Sciences Practice of KPMG LLP. Mr. Goldan holds a BA from the Robert H. Smith School of Business at the University of Maryland and an MBA from The Wharton School at the University of Pennsylvania. Age: 41.

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Michael F. Marino Vice President, General Counsel and Secretary since 2010
Mr. Marino has served as our Vice President, General Counsel and Secretary since October 2010. Prior to joining NuPathe, Mr. Marino practiced law at the firm of Morgan, Lewis & Bockius LLP from March 2005 to October 2010 and at the firm of WilmerHale LLP from October 2001 to March 2005. While at Morgan, Lewis & Bockius and WilmerHale, Mr. Marino's practice focused on advising life science, technology and other companies on a wide-range of matters, including mergers and acquisitions, securities, finance, corporate governance, compliance and other general corporate matters. Mr. Marino holds a BS in Accountancy from Villanova University and a JD from Boston College School of Law. Age: 36.
Gerald W. McLaughlin Vice President Commercial Operations since 2007
Mr. McLaughlin has served as our Vice President Commercial Operations since September 2007. Previously, Mr. McLaughlin served in a variety of roles at Endo Pharmaceuticals, a specialty pharmaceutical company, including Senior Director, Strategic Marketing from January 2007 through August 2007, Regional Sales Director from July 2005 through December 2006, Group Marketing Director, Pain Products from November 2002 through June 2005 and Marketing Director. Prior to that, Mr. McLaughlin served in a variety of marketing and sales roles at Merck for 11 years. Mr. McLaughlin holds a BA from Dickinson College and an MBA from Villanova University. Age: 44.
Key Employee:
Mark W. Pierce, MD, PhD Chief Scientific Officer since 2006
Dr. Pierce has served as our Vice President and Chief Scientific Officer since October 2006. Previously, Dr. Pierce served as a Senior Vice President of Pfizer's Global Research and Development from July 2002 through October 2005. Dr. Pierce holds a BA and a PhD from Northwestern University and an MD from Northwestern University Medical School. He received his postgraduate training in internal medicine at the Peter Bent Brigham Hospital and Massachusetts General Hospital in Boston. Dr. Pierce was previously an Instructor in Medicine and Assistant Professor of Medicine at Harvard Medical School. Age: 63.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the beneficial ownership of our common stock as of March 15, 2012 (unless otherwise indicated by footnote below), for:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all of our directors and executive officers as a group.

We have determined beneficial in accordance with the rules and regulations of the SEC as indicated in the footnotes to the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Beneficially Owned (2)
Greater Than 5% Beneficial Owners:
Quaker BioVentures II, L.P. and its affiliates (3)	3,325,712	22.5%
Safeguard Scientifics, Inc. (4)	2,678,073	18.1%
Battelle Ventures, L.P. and its affiliates (5)	1,442,810	9.8%
Birchmere Ventures III, L.P. and its affiliates (6)	1,304,493	8.8%
GlaxoSmithKline plc and its affiliates (7)	1,166,846	7.9%
Directors and Executive Officers (8):
Jane H. Hollingsworth (9)	493,676	3.3%
Terri B. Sebree (10)	324,259	2.2%
Keith A. Goldan (11)	99,129	*
Gerald W. McLaughlin (12)	90,467	*
Michael F. Marino (13)	28,125	*
Bart J. Dunn	—	—
Michael Cola (14)	59,278	*
Jeanne Cunicelli (15)	27,444	*
William Federici (16)	4,500	*
Gary J. Kurtzman, MD (17)	7,500	*
Robert P. Roche, Jr. (18)	37,698	*
Wayne P. Yetter (19)	14,974	*
All Directors and Executive Officers as a Group (12 persons) (20):	1,187,050	7.65%

*
Less than 1%.

(1)
A person or group is deemed to be the beneficial owner of any shares of our common stock over which such person or group has sole or shared voting or investment power, plus any shares which such person or group has the right to acquire beneficial ownership of within 60 days of

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  March 15, 2012, whether through the exercise of options, warrants or otherwise. Unless otherwise indicated by footnote below, the persons or entities identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

(2)
Beneficial ownership percentage is calculated for each person or group separately because shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 15, 2012 are considered outstanding and beneficially owned by the person holding such options or warrants but not for the purpose of calculating the percentage ownership of any other person or group. As a result, beneficial ownership percentage for each person or group is calculated by dividing (x) the number of shares reported in the table as beneficially owned by such person or group, by (y) 14,748,582 shares (which represents the number of shares of our common stock that were outstanding on March 15, 2012) plus the number of shares that such person or group has the right to acquire beneficial ownership of within 60 days of March 15, 2012 as indicated in the footnotes below.

(3)
Includes with respect to Quaker BioVentures II, L.P. (referred to as "Quaker") (i) 2,793,182 shares of common stock and (ii) 37,524 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012. Includes with respect to BioAdvance Ventures, L.P. (referred to as "BioAdvance") (i) 491,879 shares of common stock and (ii) 3,127 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012. The information for Quaker and BioAdvance was obtained from the Schedule 13G filed by these entities with the SEC on February 14, 2012 reporting beneficial ownership in our common stock. The address of Quaker is Cira Center, 2929 Arch Street, Philadelphia, PA 19104-2868.

(4)
Consists of (i) 2,632,366 shares of common stock and 18,762 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012 held of record by Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc., and (ii) 26,945 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012 that were granted to Dr. Gary Kurtzman and which may be deemed to be beneficially owned by Safeguard Scientifics pursuant to the terms of Dr. Kurtzman's employment with, and a written agreement between, Dr. Kurtzman and Safeguard Scientifics. The information for Safeguard Scientifics and Safeguard Delaware was obtained from the Schedule 13G filed by these entities with the SEC on January 6, 2012 reporting beneficial ownership in our common stock. The address of Safeguard Scientifics is 435 Devon Park Drive, Building 800,Wayne, PA 19087.

Dr. Kurtzman is a member of our Board of Directors and is a Senior Vice President and Managing Director of Safeguard Scientifics.

(5)
Includes with respect to Battelle Ventures, L.P. (i) 1,266,380 shares of common stock and (ii) 8,443 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012. Includes with respect to Innovation Valley Partners, LP, an affiliate of Battelle Ventures (i) 167,049 shares of common stock and (ii) 938 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012. The information for Battelle and Innovation Valley Partners was obtained from the Schedule 13G filed by these entities with the SEC on August 17, 2010 reporting beneficial ownership in our common stock. The address of Battelle Ventures is 103 Carnegie Center, Suite 100, Princeton, NJ 08540.

(6)
Includes with respect to Birchmere Ventures III TSIB, L.P. (referred to as "Birchmere TSIB") (i) 454,908 shares of common stock, (ii) 9,880 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012 that were granted to Jeanne Cunicelli and (iii) 2,439 shares of common stock issuable upon the exercise of a warrant within 60 days of

NuPathe Inc. Proxy Statement -- 14

  March 15, 2012. Includes with respect to Birchmere Ventures III, L.P. (referred to as "Birchmere") (i) 815,366 shares of common stock, (ii) 17,564 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012 that were granted to Ms. Jeanne Cunicelli, and (iii) 4,336 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012. The information for Birchmere TSIB and Birchmere was obtained from the Schedule 13G filed by these entities with the SEC on March 2, 2012 reporting beneficial ownership in our common stock. The address of Birchmere is 2835 East Carson Street, Suite 208, Pittsburgh, PA 15203.

  Ms. Cunicelli is a member of our Board of Directors and is an Investment Partner of Bay City Capital LLC, which is the manager of BV3GP Investors, LLC, which is the managing member of BV3 LLC, which is the general partner of BV3 Management LP, which is the general partner of Birchmere and the general partner of Birchmere TSIB. Ms. Cunicelli disclaims beneficial ownership of the securities held by the funds managed by Bay City Capital LLC, except to the extent of her pecuniary interest therein.

(7)
Consists of (i) 1,151,211 shares of common stock and (ii) 15,635 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012. GlaxoSmithKline plc is the parent company of SR One, Limited, which holds these securities. The information for SR One was obtained from the Schedule 13G filed by GlaxoSmithKline with the SEC on February 10, 2012 reporting beneficial ownership in our common stock. The address of GlaxoSmithKline is 980 Great West Road, Brentford, Middlesex, TW8 9GS ENGLAND.

(8)
The address for each of our directors and executive officers is c/o NuPathe Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania, 19428.

(9)
Consists of (i) 226,076 shares of common stock, which includes 6,238 shares of common stock held by Jane Hollingsworth 2000 Irrevocable Family Trust I, and 6,238 shares of common stock held by Bradford Hollingsworth 2000 Irrevocable Family Trust I, (ii) 267,444 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012, and (iii) 156 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012. Ms. Hollingsworth disclaims beneficial ownership of the shares held by the Jane Hollingsworth 2000 Irrevocable Family Trust I and the Bradford Hollingsworth 2000 Irrevocable Family Trust I.

(10)
Consists of 168,436 shares of common stock and 155,823 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012.

(11)
Consists of 4,792 shares of common stock and 94,337 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012.

(12)
Consists of 90,467 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012.

(13)
Consists of 28,125 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012.

(14)
Consists of 59,278 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012.

(15)
Consists of 27,444 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012. Ms. Cunicelli is an Investment Partner of Bay City Capital LLC,

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  which is the manager of BV3GP Investors, LLC, which is the managing member of BV3 LLC, which is the general partner of BV3 Management LP, which is the general partner of Birchmere and the general partner of Birchmere TSIB. Ms. Cunicelli disclaims beneficial ownership of all securities held by Birchmere and Birchmere TSIB, except to the extent of her pecuniary interest therein. See note 6 above.

(16)
Consists of 4,500 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012.

(17)
Consists of 7,500 shares of common stock held directly by Dr. Kurtzman. See note 4 above.

(18)
Consists of (i) 10,000 shares of common stock and (ii) 27,698 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012.

(19)
Consists of 14,974 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012.

(20)
Consists of (i) 416,804 shares of common stock, (ii) 770,090 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2012 and (iii) 156 shares of common stock issuable upon the exercise of a warrant within 60 days of March 15, 2012.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to in this Proxy Statement as the "Exchange Act") requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of their ownership of our common stock and reports of changes in such ownership with the SEC. Based on information furnished to us by such persons, we believe all such filing requirements were satisfied for 2011, except that due to administrative error, late reports on Form 4 were filed to report stock options received by each of Mr. Cola, Ms. Cunicelli, Mr. Diem, Dr. Kurtzman, Mr. Roche and Mr. Yetter on March 31, 2011. The options were issued pursuant to an irrevocable election made by each such director in 2010 to receive all or a portion of his/her quarterly director fees in 2011 in the form of stock options in lieu of cash pursuant to our non-employee director compensation policy.

EQUITY COMPENSATION PLAN INFORMATION

We have two compensation plans under which we are authorized to issue equity securities: (i) the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan, as amended and restated effective April 11, 2011 (referred to in this Proxy Statement as the "2010 Plan") and (ii) the NuPathe Inc. 2010 Employee Stock Purchase Plan (referred to in this Proxy Statement as the "2010 ESPP"). Both plans have been approved by our stockholders. The following table presents information about the securities authorized for issuance under these compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	1,784,285	(1)	$4.31	539,855	(2)(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,784,285		$4.31	539,855

(1)
Represents 1,784,285 shares of common stock issuable upon exercise of outstanding options under the 2010 Plan.

(2)
Represents 352,705 shares of common stock issuable under the 2010 Plan and 187,150 shares of common stock issuable under the 2010 ESPP.

(3)
Pursuant to the terms of the 2010 Plan, on the first trading day of January of each year, the number of shares of common stock available for issuance under the plan is automatically increased by the lesser of (i) 5% of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year, and (ii) 1,500,000 shares. Pursuant to the terms of the 2010 ESPP, on the first trading day of January of each year, the number of shares of common stock available for issuance under the 2010 ESPP is automatically increased by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year, and (ii) 62,383 shares. On January 2, 2012, the number of shares available for future issuance under the 2010 Plan was increased by 737,429 shares and the number of shares available for future issuance under the 2010 ESPP was increased by 62,383 shares – these increases are not reflected in the above table which is as of December 31, 2011.

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 CORPORATE GOVERNANCE

Our Board of Directors

Our Board of Directors currently consists of seven directors. During 2011, there were 13 meetings of our Board and a total of 14 committee meetings. Each director attended at least 75% of the Board meetings held in 2011 and 75% of the meetings held by committees on which he or she served in 2011, except for Mr. Cola. Our independent directors periodically meet separately in executive session following Board meetings.

Our directors are expected to attend the Annual Meeting. All of our directors attended our 2011 annual meeting of stockholders.

Committees of Our Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter that has been approved by our Board. These charters are available under the "Investor Relations – Corporate Governance" section of our website (www.nupathe.com). Each committee annually reviews and assesses its charter.

Audit Committee

The members of our Audit Committee are Mr. Federici (Chair), Ms. Cunicelli and Mr. Roche. Our Board of Directors has determined that each member of the Audit Committee is an "independent" director within the meaning of SEC regulations and NASDAQ listing rules. In addition, our Board of Directors has determined that Mr. Federici qualifies as an "audit committee financial expert" within the meaning of SEC regulations and NASDAQ listing rules. Our Audit Committee held six meetings during 2011.

The main function of our Audit Committee is to oversee our accounting and financial reporting processes, the audits of our financial statements, our independent registered public accounting firm relationships and our compliance with legal requirements. The responsibilities of our Audit Committee include, among other things:

  •
  Retaining, appointing, setting compensation of and evaluating the performance, independence, internal quality control procedures and qualifications of our independent auditors;

  •
  Reviewing and approving in advance the engagement of our independent auditors to perform audit services and any permissible non-audit services;

  •
  Reviewing with our independent auditor the planning and staffing of the audit, including the rotation requirements and other independence rules;

  •
  Reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent auditors and management and recommending to the Board whether to include the financial statements in the annual reports filed with the SEC;

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  •
  Reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, matters concerning the scope, adequacy and effectiveness of our financial controls, effects of alternative Generally Accepted Accounting Principles (GAAP) methods on our financial statements and any correspondence or reports that raise issues with or could have a material effect on our financial statements;

  •
  Reviewing any earnings announcements and other financial information and earnings guidance provided to analysts, the investment community and ratings agencies;

  •
  Establishing procedures for the receipt, retention and treatment of complaints received by us, and the anonymous submission by employees of concerns, regarding financial controls, accounting or auditing matters;

  •
  Preparing the audit committee report required by the rules of the SEC, which is included in this Proxy Statement under the heading "Audit Committee Report";

  •
  Reviewing the reports of the Chief Executive Officer and Chief Financial Officer during their certification process for our Form 10-K and Form 10-Q filings with the SEC;

  •
  Reviewing and, if acceptable, approving any related person transactions and establishing and reviewing our code of business conduct and ethics;

  •
  Reviewing our risk assessment, risk management, financial disclosure and accounting policies on a periodic basis;

  •
  Overseeing our disclosure controls and procedures, including internal controls over our financial reporting, and reviewing and discussing our management's annual report on the effectiveness of our internal control over financial reporting;

  •
  Reviewing and assessing, on a periodic basis, our systems to monitor compliance with applicable laws and regulations and meeting periodically with our Chief Compliance Officer, General Counsel and other senior personnel responsible for the our compliance with such legal and regulatory requirements;

  •
  Setting policies for our hiring of employees or former employees of our independent auditors; and

  •
  Making regular reports to our Board regarding the audit committee's activities, including reviewing any issues realized during the audit committee's performance of its responsibilities.

Compensation Committee

The members of our Compensation Committee are Dr. Kurtzman (Chair), Mr. Cola and Mr. Roche. Our Board of Directors has determined that each member of the Compensation Committee is an "independent" director within the meaning of SEC regulations and NASDAQ listing rules and qualifies as a "non-employee director" (as defined under Rule 16b-3 under the Exchange Act) and an "outside director" (as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended). Our Compensation Committee held five meetings during 2011.

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The main function of our Compensation Committee is to oversee our compensation programs. The responsibilities of our Compensation Committee include, among other things:

  •
  Preparing the report on executive compensation for inclusion in the Company's annual proxy statement in accordance with applicable rules and regulations;

  •
  Establishing corporate goals and objectives relevant to compensation of our executive officers and evaluating the performance of such executive officers in light of those goals and objectives;

  •
  In the case of our Chief Executive Officer, recommending to the independent members of our Board of Directors the appropriate compensation package for her and, in the case of our other executive officers, determining the appropriate compensation for them;

  •
  Reviewing and approving for our executive officers the other terms of their employment, including employment agreements, severance arrangements and change in control protections;

  •
  Periodically reviewing and evaluating for continuing appropriateness, any existing employee agreements and change in control agreements with our executive officers;

  •
  Adopting and recommending to our Board of Directors the approval of a comprehensive statement of executive compensation policy, strategy and principles and periodically reviewing and evaluating the effectiveness of such policy in achieving expected benefits to us;

  •
  Reviewing our compensation plans and approving and recommending to our Board of Directors for its approval the initial adoption or material modification of such plans;

  •
  Implementing and administering our incentive compensation plans;

  •
  Overseeing and reviewing the operation of our plans subject to the Employee Retirement Income Security Act of 1974, as amended;

  •
  Evaluating and recommending to our Board of Directors the appropriate level of director compensation and ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed;

  •
  Selecting peer groups of companies to be used for determining competitive compensation packages;

  •
  Reviewing and discussing with management our disclosures under the "Executive Compensation – Compensation Discussion and Analysis" section of this Proxy Statement and recommending to our Board of Directors the inclusion of such information in this Proxy Statement; and

  •
  Preparing the compensation committee report required by the rules of the SEC, which is included in this Proxy Statement under the heading "Compensation Committee Report".

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Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Mr. Cola (Chair), Ms. Cunicelli and Mr. Federici. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an "independent" director within the meaning of SEC regulations and NASDAQ listing rules. Our Nominating and Corporate Governance Committee held three meetings during 2011.

The main function of the Nominating and Corporate Governance Committee is to assist our Board by identifying individuals qualified to become directors, to evaluate the performance of our Board and to develop and update our corporate governance principals. The responsibilities of our Nominating and Corporate Governance Committee include, among other things:

  •
  Identifying, reviewing, evaluating, nominating and recommending candidates to serve on our Board of Directors and each of its committees;

  •
  Considering and recommending to our Board of Directors the appropriate size and composition of our Board of Directors;

  •
  Evaluating the performance of and, when determined appropriate, approving current members of our Board of Directors standing for reelection;

  •
  Reviewing and recommending to our Board of Directors an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board;

  •
  Recommending to our Board of Directors the responsibilities and structure of each committee of the Board;

  •
  Establishing and assessing our corporate governance guidelines and recommending any amendments to such guidelines to our Board of Directors;

  •
  Reviewing and assessing the adequacy of our restated certificate of incorporation, bylaws and charters of any committee of our Board of Directors and recommending any necessary modifications to such documents to our Board of Directors; and

  •
  Reviewing all stockholder proposals submitted to us and recommending to our Board of Directors appropriate action on each such proposal.

Board Leadership and Structure

The positions of our Chairman of the Board and Chief Executive Officer are separated. Although our bylaws do not require that these positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to her position in the current business environment, as well as the commitment required to serve as Chairman of the Board, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and

NuPathe Inc. Proxy Statement -- 21

procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

The Board's Role in Risk Oversight

Risk is inherent with every business, and how well a company manages risk can ultimately determine its success. We face a number of risks, including those described under the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is available under the "Investor Relations – SEC Filings" section of our website (www.nupathe.com). Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by relevant Board committees, as disclosed in the descriptions of each of the committees above. The Board is kept apprised of each committee's risk oversight and other activities though reports from each committee chair to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board and its committees above the identification, assessment and management of critical risks and management's risk mitigation strategies.

DIRECTOR INDEPENDENCE AND RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Director Independence and Relationships

Our Board has determined that each of our directors, with the exception of Ms. Hollingsworth, is an "independent" director within the meaning of applicable SEC regulations, NASDAQ listing rules and our Corporate Governance Guidelines. The independence standards contained in our Corporate Governance Guidelines mirror the criteria specified by applicable SEC regulations and NASDAQ listing rules. Ms. Hollingsworth does not qualify as an "independent" director because she is one of our employees.

In making its independence determinations, our Board considers the relationship that each of our non-employee directors has with our company and all other facts and circumstances that the Board deems relevant. In connection with such assessment, our Board considered each director's beneficial ownership of our common stock and with respect to Ms. Cunicelli and Dr. Kurtzman, the association of such directors with certain beneficial owners of more than 5% of our common stock (please refer to the biographies of these directors in the "Proposal No. 1 – Election of Directors" section of this Proxy Statement for details regarding such associations), and concluded that none of our non-employee directors has a relationship that would interfere with his/her exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has also determined that each member of our Audit Committee, Compensation Committee and Nominating Committee meets the independence requirements applicable to those committees as prescribed by applicable SEC regulations, NASDAQ listing rules and our Corporate Governance Guidelines.

Our Corporate Governance Guidelines are available under the "Investor Relations – Corporate Governance" section of our website (www.nupathe.com).

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Compensation Committee Interlocks and Insider Participation

During 2011 and as of the date of this Proxy Statement, none of the members of our Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee (or other board committee performing a similar function) or board of directors of any company that employed or employs any member of our Compensation Committee or Board of Directors as an executive officer.

Policies and Procedures for Transactions with Related Persons

We have written policies and procedures for the review and approval of "related person transactions" as defined under SEC regulations. Under SEC regulations, a "related person transaction" is any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and (iii) one of our executive officers, directors, director nominees or beneficial owners of more than 5% of our common stock, or their immediate family members (each of whom we refer to as a "related person") has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee or director by a related person which have been approved by our Compensation Committee are not covered by our policy.

Under our policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee, or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including:

  •
  The risks, costs and benefits to us;

  •
  The impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  The terms of the transaction;

  •
  The availability of other sources for comparable services or products; and

  •
  The terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In reviewing a related person transaction, our Audit Committee or other independent body of our Board of Directors will determine whether, in its good faith exercise of discretion and in light of known circumstances, the transaction is in, or is not inconsistent with, the best interests of us and our stockholders. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Transactions with Related Persons

We did not enter into any "related person transactions" in 2011. As of the date this Proxy Statement went to press, we had not entered into any "related person transactions" in 2012 and none were proposed.

NuPathe Inc. Proxy Statement -- 23

DIRECTOR COMPENSATION

General

We compensate directors with a combination of cash, to compensate directors for their service, and equity, to align their interests with the long-term interests of our stockholders. Annually, generally between the fourth and first quarters, our Compensation Committee reviews and makes recommendations to the Board of Directors with respect to director compensation for the upcoming year. Generally, we seek to align the cash and equity components of director compensation with approximately the 50th percentile of our peer group.

In connection with its review of director compensation for 2011, our Compensation Committee engaged Radford, a division of Aon Corporation (referred to in this Proxy Statement as "Radford"), as its independent compensation consultant, to (i) review our overall director compensation, (ii) benchmark such compensation in relation to our peer group (please refer to the "Executive Compensation—Compensation Discussion and Analysis" section of this Proxy statement for a discussion of the companies comprising our peer group for this purpose), and (iii) provide recommendations to ensure that our compensation programs continue to enable us to attract and retain qualified directors through competitive compensation packages.

Based on its review and peer group data compiled by Radford, our Compensation Committee recommended and our Board approved, increasing the equity component of our non-employee director compensation policy to align with approximately the 50th percentile of our peer group and that we keep the cash component unchanged. As a result, our Board of Directors approved the grant of 6,014 stock options to each non-employee director on March 3, 2011 and increased the annual director option grant from 3,743 options to 6,750 options and the new director option grant from 7,486 options to 13,500 options. Our Non-Employee Director Compensation Policy is described below.

Non-Employee Director Compensation Policy

Set forth below is our non-employee director compensation policy which became effective on March 3, 2011. Directors who are also our employees receive no additional compensation (beyond their regular employee compensation) for their services as directors. Ms. Hollingsworth is our only director who is also an employee of ours.

Board of Directors:
Director Retainer	$35,000 per year (1)
Chairman Retainer	$35,000 per year (additional) (1)
Annual Option Grant	6,750 options (2)
New Director Option Grant	13,500 options (3)
Audit Committee:
Chairman Retainer	$15,000 per year (1)
Member Retainer	$7,500 per year (1)
Compensation Committee:
Chairman Retainer	$10,000 per year (1)
Member Retainer	$5,000 per year (1)
Nominating and Corporate Governance Committee:
Chairman Retainer	$5,000 per year (1)
Member Retainer	$3,500 per year (1)

(1)
Paid in quarterly installments at the beginning of each calendar quarter for service during the prior quarter. Prior to the beginning of each calendar year, directors may submit an irrevocable election to receive stock options in lieu of quarterly cash payments during the year, in an

NuPathe Inc. Proxy Statement -- 24

  amount based on the Black-Scholes valuation used for financial reporting purposes. Stock options issued in lieu of cash compensation pursuant to this election have an exercise price equal to the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant, are fully-vested on the date of grant and have a term of ten years.

(2)
Annual option grants are made to all non-employee directors in office after each annual meeting of stockholders. Annual option grants vest in full on the earlier of the day before the following year's annual meeting of stockholders, and the one year anniversary of the grant date, but vest in full earlier upon a change of control of NuPathe or the death or total disability of the director. Annual option grants have an exercise price equal to the closing price per share of our common stock as reported on the NASDAQ Global Market on date of grant and a term of ten years.

(3)
New director option grants are made on the date that a new non-employee director joins the Board. New director option grants vest one-third per year beginning on the one year anniversary of the grant date, but vest in full earlier upon a change of control of NuPathe or the death or total disability of the director. New director option grants have an exercise price equal to the closing price per share of our common stock as reported on the NASDAQ Global Market on date of grant and a term of ten years.

2011 Director Compensation

The following table presents information regarding the compensation of our non-employee directors for 2011.

Name	Fees Earned or Paid in Cash (1)		Option Awards ($) (2)(3)		Total ($)
Wayne P. Yetter (Chairman of the Board)	$70,000	(7)	$68,544		$138,544
Michael Cola	$45,000	(8)	$68,544		$113,544
Jeanne Cunicelli (4)	$46,000	(9)	$68,544		$114,544
William J. Federici (5)	$48,000		$116,988	(12)	$164,988
Gary J. Kurtzman, MD (6)	$45,000	(10)	$68,544		$113,544
Robert P. Roche, Jr.	$45,000	(11)	$68,544		$113,544

(1)
Amounts in this column represent retainers earned under the Non-Employee Director Compensation Policy and paid in cash. Prior to the beginning of each calendar year, directors may submit an irrevocable election to receive stock options in lieu of quarterly cash retainer payments during the year, in an amount based on the grant date fair value of such options (see footnote 3 below). Mr. Cola, Ms. Cunicelli, Dr. Kurtzman and Mr. Roche each elected to receive all of his/her 2011 retainer fees in stock options and Mr. Yetter elected to receive 30% of his 2011 retainer fees in stock options. As a result, all of the retainer fees earned by Mr. Cola, Ms. Cunicelli, Dr. Kurtzman and Mr. Roche and $21,000 of the retainer fees earned by Mr. Yetter and reported in this column were paid in stock options in lieu of cash. Please refer to footnotes 7 through 11 below for additional information.

(2)
Each non-employee director received an option grant for 6,014 shares on March 3, 2011 as compensation for their continued service on the Board. These options have an exercise price of $7.75 per share (which was closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant). The grant date fair value of each of these option grants was $33,446. These option grants vest in three equal annual installments beginning on the first anniversary of the grant date. Additionally, each non-employee director received an option grant for 6,750 shares on June 8, 2011 in accordance with the Company's Non-Employee Director Compensation Policy. These options have an exercise price of $7.66 per share (which was the closing price per share of our common stock as reported on the NASDAQ Global

NuPathe Inc. Proxy Statement -- 25

  Market on the date of grant). The grant date fair value of each of these option grants was $35,098. These options vest in full at the earlier of the day before the Company's 2012 annual meeting and the one year anniversary of the date of grant. As noted in footnote 1 above, Mr. Cola, Ms. Cunicelli, Dr. Kurtzman and Mr. Roche each elected to receive all of his/her 2011 retainer fees in stock options and Mr. Yetter elected to receive 30% of his 2011 retainer fees in stock options. The stock options issued to these directors pursuant to their elections are not reported in this column. Please refer to footnotes 7 through 11 below for additional information regarding these stock options.

  The aggregate number of shares subject to outstanding option awards held by our non-employee directors as of December 31, 2011 was as follows:

Name	Number of Options Outstanding at December 31, 2011
Wayne P. Yetter (Chairman of the Board)	30,724
Michael Cola	75,756
Jeanne Cunicelli	43,194
William J. Federici	20,250
Gary J. Kurtzman, MD	42,695
Robert P. Roche, Jr.	43,448
(3)
Amounts in this column represent the grant date fair value of option awards granted to non-employee directors during 2011, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to as "FASB ASC Topic 718"). These amounts do not necessarily correspond to the actual value that may be realized by non-employee directors. The assumptions made in valuing the option awards reported in this column are discussed in the Company's audited financial statements (Note 3(h), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in Note 8, Stock- Based Compensation) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC.

(4)
Ms. Cunicelli has agreed to surrender any compensation that she receives for services as a director to Bay City Capital LLC, where she serves as an Investment Partner.

(5)
Mr. Federici joined the Board in January 2011.

(6)
Dr. Kurtzman has agreed to surrender any compensation that he receives for services as a director to Safeguard Scientifics, where he serves as a Senior Vice President.

(7)
Mr. Yetter elected to receive 30% of his 2011 retainer fees, representing an aggregate of $21,000, in stock options pursuant to the Company's Non-Employee Director Compensation Policy. As a result, on March 31, June 30, September 30 and December 31, 2011, Mr. Yetter received 1,000, 1,072, 4,001 and 4,401 stock options having a grant date fair value of $5,251, $5,258, $5,250 and $5,250, respectively. These stock options have an exercise price of $7.81, $7.33, $2.02 and $1.84 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant.

(8)
Mr. Cola elected to receive all of his 2011 retainer fees, representing an aggregate of $ 45,000, in stock options pursuant to the Company's Non-Employee Director Compensation Policy. As a result, on March 31, June 30, September 30 and December 31, 2011, Mr. Cola received 2,143, 2,297, 8,574 and 9,431 stock options having a grant date fair value of $11,253, $11,264, $11,250

NuPathe Inc. Proxy Statement -- 26

  and $11,249, respectively. These stock options have an exercise price of $7.81, $7.33, $2.02 and $1.84 (which was the market closing price on the date of grant), respectively, and were fully-vested on the date of grant.

(9)
Ms. Cunicelli elected to receive all of her 2011 retainer fees, representing an aggregate of $46,000, in stock options pursuant to the Company's Non-Employee Director Compensation Policy. As a result, on March 31, June 30, September 30 and December 31, 2011, Ms. Cunicelli received 2,191, 2,348, 8,764 and 9,641 stock options having a grant date fair value of $11,505, $11,515, $11,499 and $11,500, respectively. These stock options have an exercise price of $7.81, $7.33, $2.02 and $1.84 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant. See footnote 1 above for additional information.

(10)
Dr. Kurtzman elected to receive all of his 2011 retainer fees, representing an aggregate of $45,000, in stock options pursuant to the Company's Non-Employee Director Compensation Policy. As a result, on March 31, June 30, September 30 and December 31, 2011, Dr. Kurtzman received 2,143, 2,297, 8,574 and 9,431 stock options having a grant date fair value $11,253, $11,264, $11,250 and $11,249. These stock options have an exercise price of $7.81, $7.33, $2.02 and $1.84 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant.

(11)
Mr. Roche elected to receive all of his 2011 retainer fees, representing an aggregate of $45,000, in stock options pursuant to the Company's Non-Employee Director Compensation Policy. As a result, on March 31, June 30, September 30 and December 31, 2011, Mr. Roche received 2,024, 2,169, 9,050 and 9,955 stock options having a grant date fair value of $10,628, $10,637, $11,875 and $11,874, respectively. These stock options have an exercise price of $7.81, $7.33, $2.02 and $1.84 (which was the closing price per share of our common stock as reported on the NASDAQ Global Market on the date of grant), respectively, and were fully-vested on the date of grant.

(12)
In addition to the option grants discussed in footnote 2 above, and in accordance with our Non-Employee Director Compensation Policy, upon Mr. Federici's election to the Board in January 2011, he was awarded a New Director Option Grant for 7,486 shares having a grant date fair value of $48,444. These stock options have an exercise price of $9.00 per share (which was the closing price per share of our common stock as reported on the NASDAQ Global Market) and vest in three equal annual tranches beginning on the one year anniversary of the date of grant.

NuPathe Inc. Proxy Statement -- 27

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis should be read in conjunction with the compensation tables and narratives that immediately follow this section.

Introduction

This Compensation Discussion and Analysis provides information about the objectives of our executive compensation program and explains how and why we arrived at the levels and forms of compensation for our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers who were serving as executive officers as of December 31, 2011. We refer to these officers collectively as our "named executive officers." Our named executive officers for the year ended December 31, 2011 were:

  •
  Jane H. Hollingsworth, Chief Executive Officer;

  •
  Terri B. Sebree, President;

  •
  Keith A. Goldan, Vice President and Chief Financial Officer;

  •
  Gerald W. McLaughlin, Vice President Commercial Operations; and

  •
  Michael F. Marino, Vice President, General Counsel and Secretary.

Stockholder Say-on-Pay Vote

At our 2011 annual of stockholders, we presented stockholders with a vote to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the "Executive Compensation" section of our proxy statement relating to that meeting (referred to as a "say-on-pay" proposal). 99.9% of the votes cast on the say-on-pay proposal voted in favor of the proposal. Our Compensation Committee believes this strongly affirms stockholders' support of the company's approach to executive compensation, and did not change its approach in 2011.

Objectives and Philosophy of Our Executive Compensation Program

The primary objective of our executive compensation program is to attract, retain and motivate individuals who possess knowledge, experience and skills that we believe are important to the advancement of our business of developing and commercializing branded therapeutics for diseases of the central nervous system, including neurological and psychiatric disorders.

Specifically, our executive compensation program is designed to:

  •
  Attract and retain individuals with superior ability and managerial experience;

  •
  Align named executive officers' incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

  •
  Increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives in these areas and by providing a portion of total compensation opportunities for named executive officers in the form of equity grants.

NuPathe Inc. Proxy Statement -- 28

To achieve these objectives, we seek to provide our named executive officers with a competitive compensation package that ties a substantial portion of the executive's overall compensation to both our company performance and the executive's individual performance. Base salary increases and annual performance bonuses are tied to our company and individual performance in relation to competitive market conditions. Equity awards are primarily used to promote long-term stockholder value and employee retention through the use of multi-year vesting schedules that provide an incentive to the executive to remain in the employ of the company through the end of the vesting period in order to share in any increase in the value of our company over time.

Overview of How Compensation Decisions are Made

Our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity compensation plan and reviews and approves compensation decisions relating to our named executive officers other than our Chief Executive Officer, whose compensation levels are set by our Board of Directors.

Annually, generally between the fourth and first quarter, our Compensation Committee reviews the performance and compensation of our named executive officers. In connection with this review, our Compensation Committee adjusts base salaries for our named executive officers, determines their annual performance bonuses relating to prior year performance, approves elements of our bonus program for the current year, including target bonuses and corporate and individual performance objectives, and grants equity awards to our named executive officers. The Compensation Committee also has discretion to make adjustments to executive compensation at other times during the year.

When determining our executive compensation policies, reviewing the performance of our named executive officers and establishing compensation levels and programs, our Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation for named executive officers other than her. Our Compensation Committee has the final authority regarding the overall compensation structure for our named executive officers, other than our Chief Executive Officer. In the case of our Chief Executive Officer, our Compensation Committee evaluates her performance and, with significant input from the Chairman of our Compensation Committee, makes compensation recommendations to the Board of Directors, which sets her compensation. Our Chief Executive Officer does not participate in determining her own compensation.

Our Compensation Committee engaged Radford in connection with our initial public offering ("IPO") in August 2010 to serve as the Compensation Committee's independent compensation consultant. Radford reviewed our overall executive compensation program, benchmarked such compensation in relation to other comparable publicly-traded companies with which we may compete for executive talent and provided recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages.

Radford established our peer group by considering all pharmaceutical and biotechnology companies and then further refined the list of companies based on the following four factors:

  •
  Employee size;

  •
  Revenue;

  •
  Market value; and

  •
  Stage of development.

NuPathe Inc. Proxy Statement -- 29

Radford focused on companies with approximately 15 to 120 employees, revenue of approximately $10 million to $85 million, market value of approximately $100 million to $500 million and product candidates in Phase III trials or subject to a recently filed NDA or recently commercialized products. Based on these variables, our Compensation Committee selected the following 20 publicly-traded companies (referred to as "our peer group") for purposes of benchmarking executive compensation:

Acura Pharmaceuticals, Inc.	Maxygen, Inc.
Affymax, Inc.	Medivation, Inc.
Alexza Pharmaceuticals, Inc.	NPS Pharmaceuticals, Inc.
Alimera Sciences, Inc.	Omeros Corporation
Anthera Pharmaceuticals, Inc.	Optimer Pharmaceuticals, Inc.
Biodel Inc.	Orexigen, Inc.
Cadence Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
Cypress Biosciences, Inc.	Pain Therapeutics, Inc.
Durect Corporation	Pozen Inc.
MAP Pharmaceuticals Inc.	Vanda Inc.

Publicly available compensation information from each of the companies in our peer group was compiled by Radford in June 2010 and considered by our Compensation Committee in connection with setting executive compensation at the time of our IPO. This same peer group data was also used by our Compensation Committee in connection with its annual review of executive compensation that occurred between the fourth quarter of 2010 and the first quarter of 2011, which is discussed below.

In the future, we expect that our Compensation Committee will continue to engage Radford or another compensation consultant to provide guidance with respect to executive compensation practices and conduct further competitive benchmarking against a peer group of publicly-traded companies.

Elements of Executive Compensation

The compensation for our named executive officers consists of the following principal elements:

  •
  Base salary;

  •
  Annual performance bonuses;

  •
  Long-term incentives in the form of equity grants; and

  •
  Severance and change of control benefits.

We do not have a policy or target for allocating compensation between long-term and short-term compensation, cash and non-cash compensation, or among different forms of non-cash compensation. We adjust the mix of long-term and short-term compensation, cash and non-cash compensation, and forms of non-cash compensation based on competitive market conditions for attracting and retaining talented personnel.

Base Salary

We generally establish base salaries for our named executive officers based on the scope of their responsibilities, their individual performance, the amount and type of work experience prior to joining us and competitive market compensation paid by other companies to individuals in similar positions. In connection with its annual review of executive compensation, our Compensation Committee reviews base salaries based on these factors and adjusts salaries accordingly. Our Compensation Committee

NuPathe Inc. Proxy Statement -- 30

may also adjust base salaries from time to time during the year in connection with promotions or in light of changes in market conditions.

In connection with its annual review of executive compensation, our Compensation Committee and in the case of Ms. Hollingsworth, our Board of Directors, approved the following base salary increases for our named executive officers other than Mr. Marino. Mr. Marino's base salary increase was approved by our Compensation Committee in April 2011 in connection with his 6-month performance review as Mr. Marino commenced employment with us in October 2010.

	2010 Base Salary		2011 Base Salary (1)
Name	(pre-IPO)	(post-IPO)
Jane H. Hollingsworth	$320,000	$370,000	$400,000
Terri B. Sebree	293,000	305,000	315,000
Keith A. Goldan	280,000	285,000	300,000
Gerald W. McLaughlin	216,500	265,000	280,000
Michael F. Marino	—	250,000	260,000

(1)
These base salary increases were effective January 1, 2011 for all named executive officers other than Mr. Marino. Mr. Marino's base salary increase was effective April 7, 2011.

These salary increases were designed to reward our named executive officers for their performance in 2010 and to align the total cash compensation levels (base salary plus target bonus opportunity) of our named executive officers (other than Ms. Sebree) within approximately the 25th to 50th percentile of total cash compensation levels for comparable executives officers at our peer group, as reflected in the data provided by Radford. Ms. Sebree's total cash compensation level was structured to align her with approximately the 75th percentile, to reflect the significant scope of her responsibilities for research and development, regulatory affairs, medical affairs and manufacturing.

Annual Performance Bonuses

We pay annual performance bonuses to reward the performance and achievements of our company and our named executive officers. We generally pay these bonuses in cash, and an executive must be employed by us on the pay date to receive a bonus. Each named executive officer is assigned a target bonus, expressed as a percentage of his or her base salary. This amount represents the target bonus that a named executive officer is eligible to receive for achieving the corporate and individual performance objectives for the year. In 2011, our bonus program was modified to provide our named executive officers with the opportunity to receive up to 125% of their target bonus for exceptional performance in the achievement of corporate and individual objectives. Previously, the maximum performance bonus that our named executive officers were eligible to receive was their target bonus. This change to our bonus program was made to further incentivize our named executive officers and to align our bonus program with those of our peer group, which generally provide named executive officers with the opportunity to receive bonus payouts exceeding their target bonuses.

NuPathe Inc. Proxy Statement -- 31

The target bonus for our Chief Executive Officer is set by our Board of Directors and the target bonus for each of our other named executive officers is set by the Compensation Committee. In connection with its annual review of executive compensation, our Compensation Committee and in the case of Ms. Hollingsworth, our Board of Directors, approved the following target bonuses for our named executive officers:

Name	Target Bonus as % of 2010 Base Salary	Target Bonus as % of 2011 Base Salary
Jane H. Hollingsworth	50%	55%
Terri B. Sebree	35%	35%
Keith A. Goldan	35%	35%
Gerald W. McLaughlin	30%	35%
Michael F. Marino (1)	—	30%

(1)
Mr. Marino commenced employment with us in October 2010. His employment agreement provided for a guaranteed bonus for 2010 of $20,000 and a target bonus of 30% of his 2011 base salary.

These target bonuses were designed to align the total cash compensation levels (base salary plus target bonus opportunity) of our named executive officers (other than Ms. Sebree) within approximately the 25th to 50th percentile of total cash compensation levels for comparable executives officers at our peer group, as reflected in the data provided by Radford. Ms. Sebree's total cash compensation level was structured to align her with approximately the 75th percentile to reflect the significant scope of her responsibilities for research and development, regulatory affairs, medical affairs and manufacturing.

The amount of each named executive officer's annual performance bonus (other than our Chief Executive Officer) is based 75% on our achievement of corporate performance objectives and 25% on the executive's achievement of individual performance objectives. Our Chief Executive Officer's annual performance bonus is determined solely based on attainment of corporate performance objectives. Our Board of Directors and Compensation Committee believe this is appropriate given our Chief Executive Officer's responsibility for the overall direction and success of our business.

The corporate and individual performance objectives are generally objectively determinable and measurable and their outcomes are uncertain at the time established. When we set the 2011 objectives, we considered them to be ambitious, but attainable and designed to cause annual performance bonus payments to reflect meaningful performance requirements.

Our Compensation Committee and Board of Directors establish our corporate performance objectives for each fiscal year prior to the end of the first quarter of the year and determine a separate weighting for each of our corporate objectives with the aggregate weighting of all corporate objectives totaling 100%. At the beginning of each year, our Compensation Committee assesses the achievement of the corporate performance objectives for the prior year and reports its findings to our Board of Directors. Although the aggregate weighting of the corporate performance objectives is 100%, our Compensation Committee may assign an overall achievement level of 0-125%, with 125% representing exceptional corporate performance. Our corporate objectives generally relate to the achievement of pre-established performance goals based on company-wide business objectives that are intended to increase shareholder value.

NuPathe Inc. Proxy Statement -- 32

For 2011, our corporate performance objectives, including their weightings and achievement levels, are set forth below:

Corporate Performance Objective	Weighting Percentage	Achievement Level
Obtain FDA approval of our NDA for NP101 and advance manufacturing and distribution plans for the launch of NP101.	45%	15.75% was earned for advances made with respect to the readiness of manufacturing equipment and capabilities for the launch of NP101.
Advance sales and marketing plans for the launch of NP101.	15%	15% was earned for the build-out of the company's core sales and marketing organization and the development of a launch plan and strategy for NP101.
Manage cash and operate to budget.	20%	10% was earned for operating to budget and completing a $10 million debt financing.
Advance development of product candidates and migraine education initiatives.	10%
		10% was earned for (i) increasing awareness of migraine-related nausea ("MRN") and the impact that MRN and other gastrointestinal issues have on migraine patients through publications, presentations at scientific conferences, research grants and the company's scientific affairs function, (ii) the development of a device enhancement for NP101 and (iii) the initiation of animal pharmacokinetic studies for NP202.
Explore business development opportunities.	10%	2.5% was earned for exploring business development opportunities and hiring a VP of Corporate Development and Licensing.

Based on the above achieved corporate performance objectives, the overall achievement level of the 2011 corporate performance objectives was 53.25% (referred to as the "Corporate Achievement Factor").

Generally, our Compensation Committee assesses the achievement of the corporate performance objectives for the year and reports its findings and annual performance bonus recommendation for our Chief Executive Officer to our Board of Directors. In its sole discretion, our Board of Directors may accept or reject, in whole or in part, the annual performance bonus recommendation of our Compensation Committee. Prior to such assessment this year, Ms. Hollingsworth informed our Compensation Committee that she would forgo a performance bonus for 2011 to demonstrate her alignment with shareholders who experienced a decline in the Company's stock price despite the accomplishments made by the company in 2011. We commend Ms. Hollingsworth for this action.

Individual performance objectives for each of our named executive officers (other than our Chief Executive Officer) are established at approximately the same time as the corporate performance objectives are established. Individual objectives are established by our Chief Executive Officer, with input from the named executive officer whose performance will be measured by such objectives, and are approved by our Compensation Committee. Each named executive officer's individual objectives are based on the performance of the functions for which the named executive officer is responsible. These

NuPathe Inc. Proxy Statement -- 33

individual objectives are intended to align with the corporate performance objectives so that each function is providing the necessary support to achieve the corporate objectives.

Ms. Sebree is responsible for research and development, regulatory affairs, medical affairs and manufacturing. Her 2011 individual performance objectives related to:

  •
  FDA approval of NP101;

  •
  Advancing manufacturing and distribution plans for the launch of NP101;

  •
  Managing department budgets to plan and consistent with corporate performance objectives;

  •
  Advancing development of product candidates and migraine education initiatives; and

  •
  Exploring business development opportunities.

Mr. Goldan is responsible for finance, investor relations and information technology. His 2011 individual performance objectives related to:

  •
  Budgeting and financial forecasting;

  •
  Exploring and taking appropriate advantage of financing options;

  •
  Managing communications with the investment community and executing on investor relations strategy;

  •
  Supporting activities to advance manufacturing and distribution plans for the launch of NP101; and

  •
  Management of infrastructure and administrative functions of the company.

Mr. McLaughlin is responsible for commercial operations. His 2011 individual performance objectives related to:

  •
  Executing marketing plans in anticipation of NP101 launch;

  •
  Establishing commercial infrastructure to support NP101 launch;

  •
  Establishing commercial distribution network for NP101 in anticipation of NP101 launch;

  •
  Supporting business development and financing activities; and

  •
  Representing the company in a lead role to the external environment.

Mr. Marino is responsible for legal, human resources and corporate governance and serves as the Company's Chief Compliance Officer. His 2011 individual performance objectives related to:

  •
  Providing legal support for business activities, including finance, investor relations, business development, manufacturing, sales and marketing and scientific affairs;

  •
  Supporting activities of our Board of Directors and Board committees;

NuPathe Inc. Proxy Statement -- 34

  •
  Managing SEC reporting;

  •
  Managing intellectual property matters;

  •
  Coordinating the development of compliance programs to support NP101 launch;

  •
  Establishing and executing plan to build-out human resources function in anticipation of NP101 launch; and

  •
  Operating legal and human resources departments to budget and consistent with the achievement of corporate performance objectives.

At the end of the year, our Chief Executive Officer assessed the achievement of each named executive officer's performance objectives, in the aggregate, and reported her findings to our Compensation Committee and submitted recommendations for annual performance bonus payouts to our Compensation Committee. Our Compensation Committee may assign an overall achievement level of 0-125%, with 125% representing exceptional individual performance. Our Compensation Committee reviewed our Chief Executive Officer's analysis and, based on the recommendation of our Chief Executive Officer and its assessment of the level at which each named executive officer achieved his or her individual performance objectives, in the aggregate, the Compensation Committee assigned the following individual achievement percentages: Ms. Sebree, 80%; Mr. Goldan, 60%; Mr. McLaughlin, 120%; and Mr. Marino, 100% (referred to as "Individual Achievement Factors").

Taking into account the relative weighting of the corporate and individual performance objectives, with 75% for corporate performance objectives and 25% for individual performance objectives for our named executive officers other than Ms. Hollingsworth, and the Corporate Achievement Factor and Individual Achievement Factors described above, we paid each named executive officer the following 2011 annual performance bonus in 2012:

	2011 Annual Performance Bonus
Name	Target Bonus as % of 2011 Base Salary	Target Bonus Amount	Corporate Achievement Factor	Individual Achievement Factor	% of Target Bonus Achieved (1)	Actual Bonus Payout
Jane H. Hollingsworth (2)	55%	$220,000	n/a	n/a	n/a	n/a
Terri B. Sebree	35%	$110,250	53.25%	80%	60%	$66,081
Keith A. Goldan	35%	$105,000	53.25%	60%	55%	$57,684
Gerald W. McLaughlin	35%	$98,000	53.25%	120%	70%	$68,539
Michael F. Marino	30%	$78,000	53.25%	100%	64%	$50,014

(1)
% of Target Bonus Achieved = .75(Corporate Achievement Factor) + .25(Individual Achievement Factor)

(2)
Prior to the determination of 2011 annual performance bonuses, Ms. Hollingsworth informed our Compensation Committee that she would forgo a bonus for 2011. We commend Ms. Hollingsworth for this action.

Long-Term Incentives

Equity grants have been our primary form of long-term incentive and retention benefits. We believe that long-term performance is enhanced through equity grants that reward our named executive officers for maximizing stockholder value over time and thus aligning the interests of our named executive officers with those of our stockholders by tying a significant portion of an executive's potential

NuPathe Inc. Proxy Statement -- 35

compensation to the market price of our stock. Our equity grants to named executive officers generally have vesting schedules over a four-year period, which we believe results in a retention incentive for such executives. If a named executive officer voluntarily leaves our employ before the completion of the vesting period, then that named executive officer will not receive any benefit from the non-vested portion of his or her equity grants. We also use equity grants as a significant component of the initial compensation incentive when we hire named executive officers. Historically, we have used stock options and, to a very limited degree, restricted stock, as the primary long-term incentive vehicle.

Our Compensation Committee considers and approves equity grants to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive's existing long-term incentives and retention considerations. In connection with the closing of our IPO in August 2010, our named executive officers (other than Mr. Marino who was not hired until October 2010) each received the following grant stock options structured to align the executive with approximately the 75th percentile of equity grants received by comparable executive officers at our peer group, as reflected in the data provided by Radford:

Name	Time-Based Stock Options	Performance-Based Stock Options
Jane H. Hollingsworth	49,907	48,659
Terri B. Sebree	22,458	22,458
Keith A. Goldan	16,219	16,843
Gerald W. McLaughlin	16,219	16,843

As illustrated in the table, approximately half of the stock options were time-based options and the other half were performance-based options. The time-based options vest over a four-year period provided that the executive continues to provide services to us. The performance-based options are subject to the achievement of specified performance goals before vesting commences. The performance goals relate to the timing of FDA approval of our NDA for NP101 and the consummation of a change of control transaction. These stock option grants were structured to align with approximately the 75th percentile of our peer group in light of the fact that the total cash compensation levels of our named executive officers (other than Ms. Sebree) were aligned within approximately the 25th to 50th percentile of our peer group and the fact that approximately half of the stock options were subject to forfeiture if the performance goals were not achieved.

Mr. Marino received 75,000 time-based options and 15,000 performance-based options on the date that he commenced employment us. The number of options received by Mr. Marino was negotiated in connection with his employment package. His performance-based options contained the same performance goals as the ones granted to the other named executive officers in connection with our IPO.

In April 2012, the performance-based options granted to our named executive officers (including Mr. Marino) terminated pursuant to their terms because the performance goals had not been achieved.

Prior to our IPO, we generally made equity grants to existing executives at times when we raised capital from new investors, and not as a part of our annual compensation program. Consistent with that approach, we made option grants to our named executive officers in connection with our IPO in August 2010. Because we made stock option grants to our named executive officers in August 2010, our Compensation Committee determined not to make equity grants to our named executive officers in connection with its annual review of executive compensation in 2011. Commencing in 2012, and in the future, we expect to make annual equity grants to our named executive officers in connection with the Compensation Committee's annual review of executive compensation. We may also make equity grants from time to time during the year in connection with new hires or promotions or exceptional corporate

NuPathe Inc. Proxy Statement -- 36

or individual achievements. We expect that such equity grants will have vesting based on multi-year periods and/or performance-based objectives. These equity grants may be in the form of stock options, restricted stock or restricted stock units.

Employment Agreements and Severance and Change of Control Benefits

We have entered into employment agreements with each of our named executive officers. These employment agreements were designed to be part of a competitive compensation package and keep our named executive officers focused on our business goals and objectives. The employment agreements provide for specific base salaries, incentive compensation and severance and change of control benefits. The employment agreements also provide for payments and other benefits if we terminate a named executive officer's employment without "cause," or if a named executive officer terminates employment for "good reason." Such payments and other benefits are generally greater in the event the termination occurs in connection with a change of control. In general terms, a change of control is deemed to occur if:

  •
  A person, entity or affiliated group acquires more than 50% of our then outstanding voting securities;

  •
  We merge into another entity, unless the holders of our voting securities immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  We sell or dispose of all or substantially all of our assets;

  •
  We are liquidated or dissolved; or

  •
  A majority of the members of our Board of Directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

We have structured change of control benefits for our named executive officers, other than accelerated vesting of equity awards, to be "double trigger" benefits. In other words, a change of control by itself does not generally trigger benefits. Rather, cash benefits are paid only if the employment of the executive is terminated in specified circumstances during a determined period before or after a change of control. We believe "double trigger" cash benefits maximize stockholder value because they prevent an unintended windfall to executives in the event of a friendly change of control, while still providing executives appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

See the "Executive Compensation – Potential Payments Upon Termination or Change of Control" section of this Proxy Statement for additional details regarding our named executive officers' employment agreements.

Other Benefits

We do not offer perquisites. Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers.

NuPathe Inc. Proxy Statement -- 37

Tax Considerations

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to each of our named executive officers. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Grants of options or SARs under our 2010 Plan are intended to qualify for the exemption. Grants of restricted stock or stock units that are made in the future under our 2010 Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on the performance criteria set forth in the plan and if certain other requirements are satisfied. Grants of restricted stock or stock units that vest solely on the basis of service cannot qualify for the exemption. In addition, the terms of our 2010 Plan contemplate that cash performance bonuses made in the future may qualify for the exemption. To maintain flexibility in compensating named executive officers in a manner designed to promote varying company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee may approve compensation or changes to plans, programs or grants that may cause the compensation or grants to exceed the limitation under Section 162(m) if it determines that action is appropriate and in our best interests.

Securities Trading Policy

To further align the interests of our named executive officers with the interests of our stockholders, our Insider Trading Policy does not permit named executive officers (or other specified persons) to engage in certain short-term or speculative transactions involving our securities or hedging transactions intended to offset any decrease in the market price of our securities. Trading is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, our named executive officers (and other specified persons) are required to receive preclearance from our General Counsel prior to entering into any transactions involving our securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

NuPathe Inc. Proxy Statement -- 38

2011 Summary Compensation Table

The following table presents information regarding the compensation of our named executive officers for 2011, 2010 and 2009.

Name and Principal Position	Year	Salary	Bonus		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Jane H. Hollingsworth	2011	$398,846	—		—	—	$8,718	$407,564
Chief Executive Officer	2010	$337,934	—		$358,943	$144,688	$8,718	$850,283
	2009	$304,483	—		$11,377	$60,952	$8,705	$385,517
Terri B. Sebree	2011	$314,615	—		—	$66,081	$8,718	$389,414
President	2010	$296,981	—		$161,523	$92,548	$8,718	$559,770
	2009	$279,462	—		$10,188	$43,680	$8,705	$342,035
Keith A. Goldan	2011	$299,423	—		—	$57,684	$8,718	$365,825
Vice President and	2010	$281,673	—		$116,651	$85,146	$8,718	$492,188
Chief Financial Officer	2009	$275,000	—		—	$42,900	$8,718	$326,618
Gerald W. McLaughlin	2011	$279,423	—		—	$68,539	$8,718	$356,680
Vice President,	2010	$238,925	—		$116,651	$64,209	$8,718	$428,503
Commercial Operations	2009	$206,690	—		$8,150	$29,997	$7,555	$252,392
Michael F. Marino (4)	2011	$256,346	—		—	$50,014	$8,718	$315,078
Vice President and	2010	$50,000	$20,000	(5)	$315,866	—	$1,728	$387,594
General Counsel	2009	—	—		—	—	—	—

(1)
Amounts in this column represent the aggregate grant date fair value of all option awards granted to the named executive officer during the fiscal year shown, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the option awards reported in this column are discussed in the Company's audited financial statements (Note 3(h), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in Note 8, Stock-Based Compensation) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC. Excluded from the amounts reported in this column are performance-based stock option awards that were granted to the named executive officers in 2010. At the date of grant, and again at December 31, 2011, the Company had not deemed the achievement of the performance goals to be probable, and therefore no compensation expense was ascribed to such awards pursuant to FASB ASC Topic 718. In April 2012, these performance-based stock options terminated pursuant to their terms because the performance goals had not been achieved. If the grant date fair value of these 2010 performance-based stock option awards was earned assuming the achievement of the performance goals at the highest level, the number of options that would be earned by the named executive officers and the grant date fair value of such options would be as follows:

Name	Number of Options Assuming Maximum Performance (#)	Grant Date Fair Value Assuming Maximum Performance ($)
Jane H. Hollingsworth	48,659	349,432
Terri B. Sebree	22,458	161,276
Keith A. Goldan	16,843	120,954
Gerald W. McLaughlin	16,843	120,954
Michael F. Marino	15,000	62,806
(2)
Amounts in this column represent annual performance bonuses earned for the year shown based on pre-established performance objectives and paid in the subsequent year. Annual performance bonuses are described in more detail under the "Compensation Discussion and Analysis—Annual Performance Bonuses" section of this Proxy Statement.

NuPathe Inc. Proxy Statement -- 39

(3)
Amounts in this column represent the premiums paid by the company for life insurance and long-term disability insurance coverage for the named executive officer, plus the employer matching contributions made on behalf of the named executive officer to the company's 401(k) plan.

(4)
Mr. Marino commenced employment with us on October 7, 2010.

(5)
Mr. Marino's employment agreement provided for a guaranteed bonus for 2010 of $20,000.

2011 Grants of Plan-Based Awards

The following table presents information regarding the plan-based awards granted to our named executive officers in 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/share) (2)	Grant Date Fair Value of Stock and Option Awards($) (2)
Name	Grant Date (2)	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Jane H. Hollingsworth	—	$0	$220,000	$275,000	—	—	—	—	—	—
Terri B. Sebree	—	$0	$110,250	$137,813	—	—	—	—	—	—
Keith A. Goldan	—	$0	$105,000	$131,250	—	—	—	—	—	—
Gerald W. McLaughlin	—	$0	$98,000	$122,500	—	—	—	—	—	—
Michael F. Marino	—	$0	$78,000	$97,500	—	—	—	—	—	—

(1)
Amounts in these columns show the threshold, target and maximum possible payouts for 2011 annual performance bonuses. Potential payout for 2011 annual performance bonuses could be $0 and the maximum payment is equal to 125% of the target payout. The actual amounts earned with respect to these bonuses for 2011 are included in the "2011 Summary Compensation Table" under the "Non-Equity Incentive Plan Compensation" column. These annual performance bonuses are described in more detail above under the "Compensation Discussion and Analysis - Annual Performance Bonuses" section of this Proxy Statement.

(2)
No equity awards were made to our named executive officers in 2011.

NuPathe Inc. Proxy Statement -- 40

2011 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards (consisting of stock options) held by our named executive officers at December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jane H. Hollingsworth	12,476	—		—		$0.80	7/19/2015
	200,342	34,205	(1)	—		1.92	9/11/2018
	8,359	—		—		1.92	1/29/2019
	15,596	34,311	(3)	—		10.00	8/5/2020
	—	—		48,659	(5)	10.00	8/5/2020
Terri B. Sebree	12,476	—		—		0.80	7/19/2015
	112,335	19,180	(1)	—		1.92	9/11/2018
	7,486	—		—		1.92	1/29/2019
	7,019	15,439	(3)	—		10.00	8/5/2020
	—	—		22,458	(5)	10.00	8/5/2020
Keith A. Goldan	76,855	22,849	(2)	—		1.92	12/15/2018
	5,069	11,150	(3)	—		10.00	8/5/2020
	—	—		16,843	(5)	10.00	8/5/2020
Gerald W. McLaughlin	22,707	—		—		1.44	9/20/2017
	48,733	8,321	(1)	—		1.92	9/11/2018
	5,988	—		—		1.92	1/29/2019
	5,069	11,150	(3)	—		10.00	8/5/2020
	—	—		16,843	(5)	10.00	8/5/2020
Michael F. Marino	18,750	56,250	(4)	—		5.93	10/7/2020
	—	—		15,000	(5)	5.93	10/7/2020

(1)
Represents unvested portion of option award that vests in equal monthly increments over the 48-month period following September 11, 2008.

(2)
Represents unvested portion of option award that vests 25% on November 3, 2009 with the remainder vesting in equal monthly increments over the 36-month period following November 3, 2009.

(3)
Represents unvested portion of option award that vest 25% on August 5, 2011 with the remainder vesting in 12 equal quarterly installments thereafter.

(4)
Represents unvested portion of option award that vests 25% on October 7, 2011 with the remainder vesting in 12 equal quarterly installments thereafter.

(5)
Represents the maximum number of options that could be earned if the performance goals applicable to these performance-based stock option awards are achieved at the highest level. See footnote 1 to the "2011 Summary Compensation Table" for more details regarding these performance-based option awards.

NuPathe Inc. Proxy Statement -- 41

2011 Option Exercises and Stock Vested

None of our named executive officers exercised stock options during 2011, nor did they have any restricted stock that vested during 2011.

Potential Payments upon Termination or Change of Control

We have entered into employment agreements with each of our named executive officers. Under each of these employment agreements, if the executive's employment ends for any reason, we are required to pay him or her accrued compensation and benefits. In addition, upon a termination due to death or disability, the executive is entitled to receive a pro-rata annual bonus paid in accordance with our annual bonus plan. Each employment agreement also provide for severance payments and other benefits if we terminate the executive's employment without "cause" or if the executive terminates employment for "good reason," whether or not in connection with a "change of control."

Upon a termination without "cause" or resignation for "good reason" within the 90 days preceding a "change of control" or on or within the 12 months following a "change of control," each named executive officer is entitled to the following severance payments and benefits:

  •
  Cash severance payments equal to the sum of a multiple of the executive's annual base salary and target annual bonus in effect at the time of termination, paid in accordance with regular payroll over a specified period – the multiple applicable to Ms. Hollingsworth is 1.5x and the multiple applicable to the other named executive officers is 1x;

  •
  A pro-rata annual bonus paid in accordance with our annual bonus plan;

  •
  Continued medical and dental coverage, for the executive and dependents, if applicable, at the same level in effect at the time of termination for a specified period – 18 months for Ms. Hollingsworth and 12 months for each of the other named executive officers; and

  •
  Immediate vesting of all outstanding equity awards held by the executive at the termination date; provided that performance-based awards will accelerate and vest according to their terms.

Upon a termination without "cause" or resignation for "good reason" at any time other than in connection with a "change of control" covered by the paragraph above, each named executive officer is entitled to the following severance payments and benefits:

  •
  Cash severance payments equal to a multiple of the executive's annual base salary as in effect at the time of termination, paid in accordance with regular payroll over a specified period – the multiple applicable to Ms. Hollingsworth is 1.5x, the multiple application to Ms. Sebree is 1x and the multiple applicable to each of the other named executive officers is 0.5x;

  •
  A pro-rata annual bonus paid in accordance with our annual bonus plan;

  •
  Continued medical and dental coverage, for the executive and dependents, if applicable, at the same level in effect at the time of termination for a specified period, as follows: 18 months for Ms. Hollingsworth and 12 months for each of the other named executive officers; and

NuPathe Inc. Proxy Statement -- 42

  •
  Vesting of all outstanding equity awards that would have vested had the executive remained employed until the end of the calendar quarter of such termination; provided that performance-based awards will accelerate and vest according to their terms.

For purposes of the employment agreements, "cause" generally means the named executive officer's:

  •
  Engagement in conduct constituting a breach of fiduciary duty, gross negligence or willful misconduct relating to us or the performance of the executive's duties; provided that no act or failure to act shall be deemed "willful" unless done, or omitted to be done, by the executive not in good faith or without reasonable belief that such action or omission was in our best interest;

  •
  Substantial and continued failure to perform the executive's material duties in a satisfactory manner after written notice specifying the areas in which performance is unsatisfactory and, if subject to cure, the executive's failure to perform within 30 days after the notice;

  •
  Commission of any act of fraud;

  •
  Violation of any covenants or agreements in our favor regarding confidentiality, non-competition and/or non-solicitation; or

  •
  Conviction of a felony or a crime involving moral turpitude under the laws of the U.S. or any state or political subdivision thereof.

For purposes of the employment agreements, "good reason" shall generally be deemed to exist in the event of:

  •
  Prior to a "change of control," or for all named executive officers other than Ms. Hollingsworth, on or after a "change of control," a material reduction of the executive officer's duties and responsibilities, which means the assignment to the executive officer of duties and responsibilities materially inconsistent with the executive's current duties and responsibilities;

  •
  For Ms. Hollingsworth only, on or after a "change of control," a material reduction of the executive officer's duties and responsibilities, which means the failure of us or any successor to maintain such executive in an executive officer position with duties and responsibilities consistent with that of an executive officer;

  •
  A material reduction of base salary or target bonus opportunity;

  •
  Our material breach of the employment agreement;

  •
  Failure by an assignee to agree to be bound by the terms of the employment agreement; or

  •
  Relocation to a place of employment more than 50 miles from the executive officer's previous place of employment.

In general terms, under the employment agreements, a "change of control" occurs if:

  •
  A person, entity or affiliated group acquires more than 50% of our then outstanding voting securities;

NuPathe Inc. Proxy Statement -- 43

  •
  We merge into another entity, unless the holders of our voting securities immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  We sell or dispose of all or substantially all of our assets;

  •
  We are liquidated or dissolved; or

  •
  A majority of the members of our Board of Directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

The above severance payments and benefits payable upon termination of employment to our named executive officers are conditioned on the execution and nonrevocation of a standard written release of any and all claims. In addition, each named executive officer is bound by restrictive covenants, which are conditions of the severance payments and benefits. Specifically, during the term of each executive's employment with us and for a period following termination of employment equal to the number of months the executive officer receives severance, such executive officer is bound by non-competition restrictive covenants.

In the event any severance payments or benefits to our named executive officers would constitute an excess parachute payment within the meaning of section 280G of the Code and be subject to the excise tax imposed by section 4999 of the Code, the affected executive will be entitled to the greater of, on a net after-tax basis including the excise tax: (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

NuPathe Inc. Proxy Statement -- 44

Estimated Potential Payments upon Termination or Change of Control

The following table shows the estimated benefits payable to each of our named executive officers upon various hypothetical scenarios. The amounts shown are calculated using an assumed termination date of December 31, 2011 and exclude earned amounts such as vested or accrued benefits. Although the calculations are intended to provide reasonable estimates of the benefits payable, they are based on assumptions outlined in the footnotes below and may not represent the actual amount the named executive officer would receive under each scenario.

Name	Benefit Type	Termination Without Cause or Resignation for Good Reason (No Change of Control)		Change of Control (No Termination)	Termination Without Cause or Resignation for Good Reason (Change of Control)		Death, Disability or Retirement(1)
Jane H. Hollingsworth	Cash severance	$600,000	(3)	—	$930,000	(4)	—
	Option acceleration(2)	—		—	—		—
	Health benefits	$36,889	(5)	—	$36,889	(5)	—
Terri B. Sebree	Cash severance	$381,081	(6)	—	$491,331	(7)	$66,081
	Option acceleration(2)	—		—	—		—
	Health benefits	$14,977	(8)	—	$14,977	(8)	—
Keith A. Goldan	Cash severance	$207,684	(9)	—	$462,684	(10)	$57,684
	Option acceleration(2)	—		—	—		—
	Health benefits	$24,593	(11)	—	$24,593	(11)	—
Gerald W. McLaughlin	Cash severance	$208,539	(12)	—	$446,539	(13)	$68,539
	Option acceleration(2)	—		—	—		—
	Health benefits	$24,593	(14)	—	$24,593	(14)	—
Michael F. Marino	Cash severance	$180,014	(15)	—	$388,014	(16)	$50,014
	Option acceleration(2)	—			—		—
	Health benefits	$14,375	(17)	—	$14,375	(17)	—

(1)
Amounts in this column represent the 2011 annual performance bonus earned by the named executive officer, payable pursuant to the officer's employment agreement.

(2)
Information regarding stock options having an exercise price equal to or greater than the last reported sale price of our common stock on the NASDAQ Global Market on December 30, 2011 (which was $1.84 on that date) has been omitted.

(3)
Represents 1.5 times Ms. Hollingsworth's annual base salary as of December 31, 2011 (such amount being $600,000), plus her earned 2011 annual performance bonus (such amount being $0), payable pursuant to her employment agreement.

(4)
Represents 1.5 times Ms. Hollingsworth's annual base salary as of December 31, 2011 (such amount being $600,000), plus her earned 2011 annual performance bonus (such amount being $0), plus 1.5 times her target annual bonus as of December 31, 2011 (such amount being $330,000), payable pursuant to her employment agreement.

(5)
Represents the cost of 18 months of continued health benefits for Ms. Hollingsworth, payable pursuant to her employment agreement.

(6)
Represents Ms. Sebree's annual base salary as of December 31, 2011 (such amount being $315,000), plus her earned 2011 annual performance bonus (such amount being $66,081), payable pursuant to her employment agreement.

NuPathe Inc. Proxy Statement -- 45

(7)
Represents Ms. Sebree's annual base salary as of December 31, 2011 (such amount being $315,000), plus her earned 2011 annual performance bonus (such amount being $66,081), plus her target annual bonus as of December 31, 2011 (such amount being $110,250), payable pursuant to her employment agreement.

(8)
Represents the cost of 12 months of continued health benefits for Ms. Sebree, payable pursuant to her employment agreement.

(9)
Represents 0.5 times Mr. Goldan's annual base salary as of December 31, 2011 (such amount being $150,000), plus his earned 2011 annual performance bonus (such amount being $57,684), payable pursuant to his employment agreement.

(10)
Represents Mr. Goldan's annual base salary as of December 31, 2011 (such amount being $300,000), plus his earned 2011 annual performance bonus (such amount being $57,684), plus his target annual bonus as of December 31, 2011 (such amount being $105,000), payable pursuant to his employment agreement.

(11)
Represents the cost of 12 months of continued health benefits for Mr. Goldan, payable pursuant to his employment agreement.

(12)
Represents 0.5 times Mr. McLaughlin's annual base salary as of December 31, 2011 (such amount being $140,000), plus his earned 2011 annual performance bonus (such amount being $68,539), payable pursuant to his employment agreement.

(13)
Represents Mr. McLaughlin's annual base salary as of December 31, 2011 (such amount being $280,000), plus his earned 2011 annual performance bonus (such amount being $68,539), plus his target annual bonus as of December 31, 2011 (such amount being $98,000), payable pursuant to his employment agreement.

(14)
Represents the cost of 12 months of continued health benefits for Mr. McLaughlin, payable pursuant to his employment agreement.

(15)
Represents 0.5 times Mr. Marino's annual base salary as of December 31, 2011 (such amount being $130,000), plus his earned 2011 annual performance bonus (such amount being $50,014), payable pursuant to his employment agreement.

(16)
Represents Mr. Marino's annual base salary as of December 31, 2011 (such amount being $260,000), plus his earned 2011 annual performance bonus (such amount being $50,014), plus his target annual bonus as of December 31, 2011 (such amount being $78,000), payable pursuant to his employment agreement.

(17)
Represents the cost of 12 months of continued health benefits for Mr. Marino, payable pursuant to his employment agreement.

NuPathe Inc. Proxy Statement -- 46

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the "Compensation Discussion and Analysis" section of this Proxy Statement. Based on this review and discussion, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Members of the Compensation Committee
Gary J. Kurtzman, MD (Chair)
Michael Cola
Robert P. Roche Jr.

AUDIT COMMITTEE REPORT

We, as members of the Audit Committee, assist the Board of Directors in fulfilling its responsibility for oversight of the accounting, auditing and financial reporting processes of the Company. Our functions are not intended to duplicate or to certify the activities of management or the Company's independent registered public accounting firm. The Company's management is responsible for the financial statements and financial reporting process, including the system of internal controls. KPMG LLP, as the Company's independent registered public accounting firm, is responsible for performing an audit of the Company's financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations of the Company. Our responsibility is to oversee these processes.

In this context, we report as follows:

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  We have reviewed and discussed with management and KPMG LLP the Company's audited financial statements;

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  We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board; and

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  We have received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and have discussed with KPMG LLP that firm's independence.

Based upon the review and discussions referred to above, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Members of the Audit Committee
William J. Federici (Chair)
Jeanne Cunicelli
Robert P. Roche, Jr.

NuPathe Inc. Proxy Statement -- 47

 STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for consideration at our 2013 annual meeting of stockholders by following the procedures prescribed by Rule 14a-8(e) of the Exchange Act. Such proposals must be submitted in writing and received by us no later than December 21, 2012, and must comply in all other respects with SEC rules and regulations relating to such inclusion.

In addition, stockholders may propose business to be considered at our 2013 annual meeting of stockholders, but not to have the proposed business included in our proxy materials. Pursuant to Section 3.12 of our bylaws, we must receive written notice of business that a stockholder wishes to present for consideration at our 2013 annual meeting of stockholders (other than matters included in our proxy materials pursuant to the preceding paragraph) no earlier than November 21, 2012, nor later than December 21, 2012. The notice must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Stockholder proposals and notices, as well as requests for a copy of our bylaws, must be delivered to our Secretary at our principal executive office at the address set forth on the cover page of this Proxy Statement.

PROCEDURES FOR NOMINATING OR RECOMMENDING CANDIDATES FOR DIRECTOR

Procedure for Nominating Candidates for Director

Nominations for election of directors may be made at our 2013 annual meeting of stockholders by any stockholder entitled to vote for the election of directors, provided that the stockholder delivers written notice of the stockholder's intent to nominate a director at the meeting. Such written notice must be received by our Secretary no earlier than November 21, 2012, nor later than December 21, 2012. The notice must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Procedure for Recommending Candidates for Director

Our Nominating and Corporate Governance Committee will consider director candidates who are recommended by our stockholders in writing provided that such recommendation is received by our Secretary no earlier than November 21, 2012, nor later than December 21, 2012. The recommendation must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Our Secretary will promptly forward any such recommendations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the recommendation, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board.

NuPathe Inc. Proxy Statement -- 48

 CONSIDERATION OF DIRECTOR CANDIDATES

Our Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, use of professional search firms to identity potential candidates, meetings to evaluate potential candidates and interviews of selected candidates.

In considering candidates for director, our Nominating and Corporate Governance Committee will consider the appropriate qualities, skills and characteristics desired of nominees for Board members in the context of the current make-up of the Board. Our Board as a whole should collectively possess a diverse range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. Our Nominating and Corporate Governance Committee considers all of these qualities, and with respect to existing directors, the director's past attendance at meetings and participation in, and contributions to, the activities of the Board and committees of the Board on which the director served, when selecting, subject to ratification by our Board of Directors, candidates for director.

Our Board does not have a policy with respect to the consideration of diversity in identifying director candidates. However, as noted above, our Board considers the diversity of the skills, expertise, industry and other knowledge, and business and other experience of the Board as a whole when evaluating director nominees.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth above under "Procedures for Nominating or Recommending Candidates for Director." Our Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates in the same manner as it evaluates candidates recommended by others.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS OR INDIVIDUAL DIRECTORS

Our Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors in his or her capacity as a member of the Board. Stockholders may send such communications to the attention of the Chairman of the Board or the applicable individual director by facsimile to (484) 567-0136 or by U.S. mail (including courier or expedited delivery service) to our principal executive office at the address set forth on the cover page of this Proxy Statement. We will forward all such stockholder communications to the Chairman of the Board, as a representative of the Board, or to the director to whom the communication is addressed.

Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. You may vote over the Internet, by telephone or by mail by following the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors,
MICHAEL F. MARINO Vice President, General Counsel and Secretary

April 20, 2012

NuPathe Inc. Proxy Statement -- 49

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD MUST BE SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. NUPATHE INC. C/O BROADRIDGE 1717 ARCH ST., SUITE 1300 PHILADELPHIA, PA 19103 M45935-P26261 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. NUPATHE INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR ALL on the following proposal: 1. Election of Directors Nominees: 01) Wayne P. Yetter 02) Michael Cola 03) Jeanne Cunicelli 04) William J. Federici 05) Jane H. Hollingsworth 06) Gary J. Kurtzman, MD 07) Robert P. Roche, Jr. The Board of Directors recommends you vote FOR on the following proposal: For Against Abstain 2. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2012. NOTE: This proxy also delegates discretionary authority to vote with respect to any other business as may properly come before the meeting or any adjournments or postponements thereof. For address changes/comments, mark here. (see reverse for insturction) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2012 Annual Meeting of Stockholders and Proxy Statement and 2011 Annual Report are available at www.proxyvote.com M45936-P26261 NUPATHE INC. 2012 Annual Meeting of Stockholders June 7, 2012, 9:00 AM (EDT) This proxy is solicited by the Board of Directors of NuPathe Inc. The undersigned stockholder(s), revoking all prior proxies, hereby appoint(s) Keith A. Goldan and Michael F. Marino, and each of them acting singly, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of NUPATHE INC. that the stockholder(s) is/are entitled to vote at the 2012 Annual Meeting of Stockholders to be held at 9:00 AM (EDT), on June 7, 2012, at the Residence Inn by Marriott, 191 Washington Street, Conshohocken, Pennsylvania 19428, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side of this proxy card. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also delegates discretionary authority to the proxies to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side